Filed Pursuant to Rule 424(b)(5)

Registration No. 333-240189

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated August 10, 2020)	Subject to Completion dated January 28, 2021
American Depositary Shares representing Ordinary Shares

We are offering            American Depositary Shares (“ADSs”) pursuant to this prospectus supplement and accompanying prospectus. Each ADS represents 40 of our Ordinary Shares, no par value (“Ordinary Shares”).

Our ADSs are listed on The NASDAQ Global Market (“Nasdaq”) under the symbol “BVXV.” On January 27, 2021, the last reported sale price of our ADSs on Nasdaq was $5.38 per ADS.

Investing in the ADSs involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference here in and therein. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER ADS	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to Us, before Expenses	$	$

(1)      We have agreed to reimburse the underwriter for certain offering-related expenses. See “Underwriting.”

We have granted the underwriter a 30-day option to purchase up to an additional          ADSs from us at the public offering price per ADS, less underwriting discounts and commissions. If the underwriter exercises its option in full, the total underwriting discounts and commissions payable by us will be $              , and the total proceeds to us, before expenses, will be $              .

Delivery of the ADSs is expected to be made on or about February       , 2021.

Aegis Capital Corp.

Prospectus Supplement dated January        , 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-240189) that we initially filed with the Securities and Exchange Commission, or the SEC, on July 29, 2020, and that was declared effective by the SEC on August 10, 2020.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ADSs. The second part, is the accompanying prospectus, which is part of the registration statement that we filed with the SEC using a “shelf” registrations process and provides more general information, some of which may not apply to this offering of ADSs. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this supplement.

Before investing in the ADSs, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information in the documents we have incorporated by reference into this prospectus supplement and the accompanying prospectus that are listed under the heading “Where You Can Find More Information.”

We have not, and the underwriter have not, authorized anyone to provide you, any information other than that contained in, or incorporated by reference into, this document or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability or accuracy of, any other information that others may give you. Neither we, nor the underwriter, are making an offer to sell, or seeking an offer to buy, the ADSs in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

We are not making offers to sell or solicitations to buy ADSs in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated in this prospectus supplement and the accompanying prospectus by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus have been prepared in accordance with the international financial reporting standards, or IFRS, as issued by the international accounting standards board, or the IASB. None of the financial information in this prospectus has been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

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Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus supplement and the accompanying prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus supplement and the accompanying prospectus contain additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus supplement and the accompanying prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

In this prospectus, unless the context otherwise requires,

•        references to “BiondVax,” the “Company,” “us,” “we” and “our” refer to BiondVax Pharmaceuticals Ltd., an Israeli company;

•        references to “Ordinary Shares,” “our shares” and similar expressions refer to our Ordinary Shares, no par value; and

•        references in this prospectus to “NIS” are to the legal currency of Israel, and “U.S. dollars,” “$” or “dollars” are to United States dollars.

Market, Industry and Other Data

This prospectus supplement includes or incorporates by reference estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement and the accompanying prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions, but these are not the only ways these statements are identified. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Risks and uncertainties include, but are not limited to, that we do not have sufficient cash to operate our business for the next 12 months, which raises substantial doubt about our ability to continue as a going concern; the risk that we may not be able to secure capital on attractive terms, if at all; the risk that we are currently exploring new business strategies after our M-001 universal flu vaccine candidate failed to meet the trial’s primary and secondary efficacy endpoints; the risk that the European Investment Bank may accelerate the loans under our finance contract; the risk that we may not execute a strategic alternative to M-001; risks relating to the COVID-19 (coronavirus) pandemic; our ability to acquire rights to additional product opportunities; our ability to enter into collaborations on terms acceptable to us or at all; timing of receipt of regulatory approval of our manufacturing facility in Jerusalem; the risk that drug development involves a lengthy and expensive process with uncertain outcome; our ability to maintain, preserve and defend our intellectual property and patents granted; the adequacy of available cash resources and the ability to raise additional capital when needed. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

You should carefully review the risks and uncertainties described under the heading “Risk Factors” in this prospectus for a discussion of these and other risks that relate to our business and investing in the ADSs. For a discussion of these important factors and other risks, please read the information set forth under the caption “Risk Factors” in this prospectus supplement.

The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

Some of the factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements contained herein, but are not limited to:

•        our ability to continue as a going concern absent access to sources of liquidity;

•        the determination of the European Investment Bank at any time that we have defaulted under our finance agreement;

•        our ability to find a new business strategy after the failure of our Phase 3 clinical trial of our M-001 product candidate to meet the trial’s primary and secondary efficacy endpoints;

•        our history of operating losses and the possibility we may never become profitable;

•        our dependence on a single product candidate that has failed to meet the primary and secondary endpoints of its Phase 3 clinical trial;

•        the need to obtain substantial additional financing;

•        the clinical development, commercialization and market acceptance of our product candidate;

•        the initiation, timing, progress, cost and results of our clinical trials, including any additional clinical trials we may be required to conduct in the United States;

•        our receipt of regulatory approvals for our product candidate, and the timing of other regulatory filings and approvals;

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•        our ability to obtain and maintain ongoing regulatory requirements, even if our product candidate receives marketing approvals;

•        our ability to maintain and expand our intellectual property in connection with our product candidate;

•        our ability to compete with other current influenza vaccines or other competing product candidates;

•        estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and

•        the impact of pandemics such as Novel Coronavirus Disease 2019, or COVID-19, on our business and financial condition.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description of our business and this offering may not contain all of the information that may be important to you before making a decision to invest in the ADSs. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should read the following summary together with the more detailed information and consolidated financial statements and the notes thereto included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement.

Our Business

We are a biopharmaceutical company focused on developing, manufacturing and ultimately commercializing products for the prevention and treatment of infectious diseases and related illnesses.

Recent Developments

Results of Phase 3 Clinical Trial

We previously developed M-001, a novel flu vaccine candidate that was designed to provide multi-strain and multi-season protection against current and future, seasonal and pandemic influenza. In seven Phase 1/2 and Phase 2 clinical trials designed to test for immunogenicity, we were able to demonstrate M-001 was effective in stimulating an immune response to a broad range of flu strains. However, in October 2020, we completed a Phase 3 clinical trial of M-001, which failed to meet the trial’s primary and secondary efficacy endpoints. We no longer have any product candidates.

Business Strategy

We are currently exploring alternative uses for our M-001 product candidate. In addition, we are exploring other future product candidate(s) with a mission of growing the Company into a multi-asset biopharmaceutical company focused on developing and, if successful commercializing products for the prevention and treatment of infectious diseases and related illnesses. We are currently exploring various potential paths forward to maximize shareholder value, including collaborations and other opportunities to build a new product pipeline that will help us achieve our mission. This process is ongoing, and it is not clear which opportunities which collaboration(s) and opportunities will be realized.

Appointment of New CEO

On January 21, 2021, we announced the appointment of Amir Reichman as our new Chief Executive Officer. Mr. Reichman and Dr. Ron Babecoff, our founder and current CEO, will share duties during a transition period while Mr. Reichman completes his work obligations at GlaxoSmithKline (GSK), a global pharmaceutical company. Effective March 2, 2021, Mr. Reichman will assume the CEO position full time and Dr. Babecoff will continue as Senior Advisor to the Company.

European Investment Bank

In connection with the appointment of Amir Reichman as our new Chief Executive Officer, on January 11, 2021, we and the European Investment Bank, or EIB, entered into an amendment to our finance contract with EIB, pursuant to which EIB consented to the appointment of Mr. Reichman as chief executive officer of the Company as required under the finance contract.

Furthermore, on January 26, 2021, the EIB notified us that they welcome our efforts to secure future equity financing in an amount not less than USD 2 million in order to enable us to pursue new business opportunities, strengthen our balance sheet and invest in growth. Thus, within that context, the EIB wrote in their letter that they will not consider the failure of our pivotal phase 3 trial for M-001 to meet the primary and secondary efficacy endpoints as a trigger for prepayment of a loan extended under the finance contract. However, the EIB cautioned us that their letter is not a consent, agreement, amendment or waiver in respect of the terms of the finance contract, reserving any other right or remedy the EIB may have now or subsequently. There is no guarantee that the decision by the EIB in their letter will not change at any time and without any notice or that the EIB will not determine that an event of default has occurred under the finance contract, which could result in all loans extended under the finance contract being accelerated and secured creditor remedies being exercised. See “Risk Factors-Certain breaches of our 24 million Euro finance documentation with the European Investment Bank, or EIB, may result in EIB accelerating the loans thereunder and exercising secured creditor remedies over collateral securing those loans, and that collateral consists of substantially all of our assets. The exercise of such remedies may have a material adverse effect on our company. We do not have control over certain events that constitute a breach of this finance documentation.”

Cash and Cash Equivalents for December 31, 2020

As of December 31, 2020, our cash and cash equivalents were $2.8 million. Current business and financial conditions cast significant doubt as to our ability to continue as a going concern absent one or more capital raises and there is no guarantee that such amounts will be sufficient to remove the going concern.

Corporate Information

Our legal and commercial name is BiondVax Pharmaceuticals Ltd. We were incorporated on July 22, 2003 and were registered as a private company limited by shares under the laws of the State of Israel. The ADSs are traded on the Nasdaq Capital Market under the symbol “BVXV.” Each ADS represents 40 Ordinary Shares.

Our principal executive offices are located at Jerusalem BioPark, 2nd Floor, Hadassah Ein Kerem Campus, Jerusalem, Israel, and our telephone number is +972 (8) 930-2529. Our website address is http://www.biondvax.com. The information on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware.

THE OFFERING

ADSs offered by us in the offering	ADSs, representing Ordinary Shares.
Total Ordinary Shares outstanding immediately after this offering	Ordinary Shares (or Ordinary Shares if the underwriter exercises its option to purchase additional ADSs in full).
The ADSs

Each ADS represents 40 Ordinary Shares, no par value. You will have the rights of an ADS holder as provided in the deposit agreement among us, the ADS depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of ADSs, see “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, the form of which is filed as an exhibit to our registration statement of which this prospectus forms a part.

Option to purchase additional ADSs	We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional ADSs from us.
Offering Price	The offering price is $ per one ADS.
ADS Depositary	The Bank of New York Mellon.
Use of Proceeds

We estimate the net proceeds from this offering will be approximately $      million (approximately $      million if the underwriter exercises its over-allotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering, together with our existing cash and cash equivalents, for general corporate purposes, which may include working capital, research and development activities, regulatory matters, capital investment or other related purposes. We may also use a portion of any net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our business focus, although we have no current commitments or agreements in those regards.

Nasdaq Symbol	Our ADSs are listed on the Nasdaq Global Market under the symbol “BVXV.”
Risk Factors

Investing in the ADSs involves significant risks. See “Risk Factors” on page S-4 of this prospectus supplement, and other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ADSs.

Lock-up agreement

We have agreed with the underwriter, subject to certain exceptions, to offer, sell or dispose of any shares of our share capital, ADSs or securities convertible into or exchangeable or exercisable for any shares or ADSs of our share capital during the 45-day period following the date of this prospectus. Our directors and executive officers have agreed to substantially similar lock-up provisions for a 90-day period, subject to certain exceptions.

The number of Ordinary Shares to be outstanding immediately after the offering, as shown above, is based on 461,451,767 Ordinary Shares outstanding as of September 30, 2020, and excludes, as of such date:

(i)     25,623,720 Ordinary Shares issuable upon the exercise of outstanding options to purchase 25,623,720 Ordinary Shares at a weighted average exercise price of $0.14 per share (equivalent to 640,842 ADSs at a weighted average exercise price of $5.45 per ADS); and

(ii)    126,050 ADSs issuable upon the vesting of restricted share units outstanding under our 2005 Israeli Share Option Plan as of September 30, 2020.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities.

Unless specifically stated, the information in this prospectus supplement does not take into account the exercise of the underwriter’s option to purchase up to          additional ADSs granted to the underwriter by us.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. If any of these risks occur, our business, financial condition, results of operations and business prospects could be materially and adversely affected. In that event, the trading price of the ADSs could decline and you could lose all or part of your investment.

Summary of Risk Factors

The following is a summary of some of the principal risks we face. The list below is not exhaustive, and investors should read this “Risk factors” section in full.

•        There is substantial doubt about the Company’s ability to continue as a going concern;

•        Certain breaches of our 24 million Euro finance documentation with the EIB may result in the EIB accelerating the loans thereunder and exercising secured creditor remedies over collateral securing those loans, and that collateral consists of substantially all of our assets. The exercise of such remedies may have a material adverse effect on our company. We do not have control over certain events that constitute a breach of this finance documentation.

•        If our shareholders do not approve an increase in our authorized share capital, we may be unable to access the capital markets, complete acquisition transactions or partnerships, attract, retain and motivate employees or pursue other business opportunities integral to our growth and success.

•        Our business was substantially dependent on the success of our former sole product candidate M-001 as a standalone universal flu vaccine, which failed to meet its primary and secondary efficacy endpoints in the Company’s pivotal, phase 3 clinical trial. Unless we execute on a strategic alternative, we may be required to liquidate, dissolve, or otherwise wind down our operations;

•        Our former sole product candidate, M-001, has had an unfavorable result in its pivotal Phase 3 clinical trial. This has had and likely will continue to have a material adverse effect on us and our ability to realize maximum value for M-001 or monetize out non-M-001 assets, including in-house expertise and manufacturing facility;

•        There is no certainty that we will be able to execute on any strategic alternatives to maximize shareholder value, which could force us to liquidate. Our business plan is still evolving and may lead to the initiation of one or more development programs or the execution of one or more transactions that you do not agree with or that may not deliver the anticipated benefits or enhance shareholder value;

•        We are highly dependent upon our ability to enter into agreements with partners to develop, commercialize, and market any future product candidate(s) or enter into other strategic partnerships;

•        We are a developmental stage biopharmaceutical company with a history of operating losses, are not currently profitable, do not expect to become profitable in the near future and may never become profitable;

•        We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts;

•        Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidate(s); and.

•        We have not yet commercialized any product candidate(s), and we may never become profitable.

Risks Related to Our Financial Position and Capital Requirements

There is substantial doubt about the Company’s ability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern due to our recurring losses from operations. Our ability to continue as a going concern and execute on our business plan is dependent upon our ability to raise capital through private or public financings, enter into a commercial agreement or engage in a strategic alternative, among others. As a result, Ernst & Young may issue a “going concern” opinion following audit of our financial statements for 2020, which could impair our ability to finance our operations through the sale of equity, incurring debt, entering into a commercial agreement, engaging in a strategic alternative or other financing alternatives. There is no certainty as to the Company’s ability to generate revenue or raise additional capital in the future, if at all. If we are unable to achieve these goals, our business would be jeopardized and the Company may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

If our shareholders do not approve an increase in our authorized share capital, we may be unable to access the capital markets, complete acquisition transactions or partnerships, attract, retain and motivate employees or pursue other business opportunities integral to our growth and success.

After this offering, we expect to have none or extremely limited amount of stock (including ADRs) available for issuance. We may ask our shareholders to approve an increase in our authorized share capital. There is no guarantee that our shareholders will approve an increase in our authorized share capital. As such, we may be unable to access the capital markets after this offering. In addition, the timing of such approval by our shareholders, if given, could be critical to our ability to raise additional capital when needed, if available. If we are ultimately unsuccessful, our ability to meet the demands of future growth, new business strategies, our survival and other corporate obligations may be severely limited and is expected to adversely affect our ability to continue as a going concern.

Our business was substantially dependent on the success of our sole product candidate M-001 as a standalone universal flu vaccine, which failed to meet its primary and secondary efficacy endpoints in the Company’s pivotal, phase 3 clinical trial. Unless we execute on a strategic alternative, we may be required to liquidate, dissolve, or otherwise wind down our operations.

Until October 23, 2020, our sole product candidate was M-001, a synthetic peptide-based protein targeting both multi-strain seasonal and pandemic strains of the influenza virus. On October 23, 2020, we announced topline results from the Company’s pivotal, Phase 3 clinical trial of M-001 as a standalone universal flu vaccine candidate. The results did not demonstrate a statistically significant difference between the vaccinated and placebo groups in reduction of flu illness and severity, and therefore failed to meet both the primary and secondary efficacy endpoints. The study’s primary safety endpoint was met. We do not have any product candidates. Based on these results, we have been evaluating strategic alternatives to maximize shareholder value, including identifying alternative uses for M-001 and any other future product candidate(s). We cannot assure you that we will be able to identify or execute on a strategic alternative or successfully revise our strategy to pivot our business and if we are unable to do so, we may be required to liquidate, dissolve or otherwise wind down our operations.

There is no certainty that we will be able to execute on any strategic alternatives to maximize shareholder value, which could force us to liquidate. Our business plan is still evolving, and may lead to the initiation of one or more development programs or the execution of one or more transactions that you do not agree with or that may not deliver the anticipated benefits or enhance shareholder value.

Following receipt of the results of the Phase 3 clinical trial of M-001 which failed to meet its primary and secondary efficacy endpoints, we began reviewing strategic alternatives to maximize shareholder value. The strategic alternatives that we are exploring, may include some or all of the following: identifying alternative uses for M-001 other than as a standalone universal flu vaccine candidate and any other future product candidate(s); license, divestiture, or monetization of current assets; license or acquisition of other therapeutic candidates or other assets; merger, reverse merger, joint venture, partnership, or other business combination with another entity, public or private. We cannot assure you that this review process will result in a transaction or in any new strategy for our business and operation, or that if a transaction does occur or we find a new strategy for our business and operation, that it will successfully enhance shareholder value. Our expected cash position, net of all liabilities, limits significantly our strategic alternatives or attractiveness to potential merger candidates and the value that we may receive in such merger, joint venture, partnership, or other business combination scenarios may be less than the current market value of the Company. If we are unable to execute on a strategic alternative within a reasonable time after this offering, our financial position may force us to limit our business and operation, which in turn may limit significantly over time our strategic alternatives and we may be forced to liquidate our business and operation.

The process of exploring strategic alternatives could adversely impact our business, financial condition and results of operations. We expect to incur substantial expenses associated with identifying, evaluating, and executing on potential strategic alternatives, including those related to equity compensation, severance pay, insurance, legal, accounting and financial advisory fees. In addition, the process may be time consuming and disruptive to our business operations, could divert the attention of management and the Board from our business, could negatively impact our ability to attract, retain and motivate key employees, and could expose us to potential litigation in connection with this process or any resulting transaction. Further, speculation regarding any developments related to the review and execution of strategic alternatives and perceived uncertainties related to our future could cause our stock price to fluctuate significantly. For instance, our stock price has increased significantly in recent weeks following the announcement in October of the failure of our pivotal phase 3 trial for M-001 to meet the primary and secondary efficacy endpoints.

Our business plan is still evolving and may require us to be successful in a number of challenging, uncertain and risky activities, including converting our research efforts on M-001, in-house vaccine development expertise and manufacturing facility into development opportunities and/or identifying promising new assets for development that are available for acquisition or in-license and that fit our strategic focus and, if so identified, negotiating and executing an acquisition or in-license agreement for one or more of those programs on favorable terms. We may not be able to secure necessary collaborations, partnerships or in-licensing or acquisition opportunities, or be successful at one or more of the activities, required for us to execute this business plan. We cannot be sure when or if this process will result in any type of transaction. Even if we pursue a transaction, such transaction may not be consistent with our shareholders’ expectations or may not ultimately deliver the anticipated benefits or enhance shareholder value, either in the shorter or longer term.

Our sole product candidate, M-001, has had an unfavorable result in its pivotal Phase 3 clinical trial. This has had and likely will continue to have a material adverse effect on us and our ability to realize maximum value for M-001 or monetize out non-M-001 assets, including in-house expertise and manufacturing facility.

Our sole product candidate, M-001, did not meet the primary and secondary endpoints in its pivotal Phase 3 clinical trial as a standalone universal flu vaccine candidate. This unfavorable clinical result has adversely affected our ability to commercialize and obtain FDA licensure of M-001 as a standalone universal flu vaccine candidate, and therefore our ability to realize maximum future value from M-001. In addition, the unfavorable clinical result could cause us to cease development of a universal flu vaccine candidate altogether. We also may be unable to monetize any or all of our non-M-001 assets, including in-house vaccine development expertise and manufacturing facility. In that event, we may be constrained to write off some or all of these assets, in whole or in part, which is expected to have a significant effect on our operation and may require us to wind up our business and operation. In our financial statements for the period ending September 30, 2020, we reduced the “right-of-use assets” on our balance sheet by approximately NIS 938,000 (approximately $287,000) from the same period last year to NIS 6.4 million (approximately $1.96 million). Any or all of these outcomes will adversely affect our future business, market valuation, financial condition and results of operation See also “Certain breaches of our 24 million Euro finance documentation with the European Investment Bank, or EIB, may result in EIB accelerating the loans thereunder and exercising secured creditor remedies over collateral securing those loans, and that collateral consists of substantially all of our assets. The exercise of such remedies may have a material adverse effect on our company. We do not have control over certain events that constitute a breach of this finance documentation.”

We are highly dependent upon our ability to enter into agreements with partners to develop, commercialize, and market any future product candidate(s) or enter into other strategic partnerships.

We are significantly dependent on strategic partnerships to develop alternative uses for M-001 other than as a standalone universal flu vaccine candidate or any other future product candidate(s) or to enter into other strategic partnerships. To date, we have not entered into any such strategic partnerships. We face significant competition in seeking appropriate strategic partners, and these strategic partnerships can be intricate and time consuming to negotiate and document. We may not be able to negotiate strategic partnerships on acceptable terms, or at all. We are unable to predict when, if ever, we will enter into any strategic partnerships because of the numerous risks and uncertainties associated with establishing strategic partnerships.

While our strategy is to partner with an appropriate party, we cannot assure you that any third party would be interested in partnering with us. We do not currently have any product candidate(s) other than M-001, which did not meet the primary and secondary endpoints in its pivotal Phase 3 clinical trial as a standalone universal flu vaccine candidate, and currently we lack the resources to conduct clinical trials or to manufacture any product candidate(s) on a large scale, and we have no sales, marketing or distribution capabilities. In the event we are not able to enter into a strategic agreement with a partner or partners, on commercially reasonable terms, or at all, we may be unable to conduct future clinical trials, develop alternative uses for M-001, if any, or any other future product candidate(s) or utilize our manufacturing facility, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

Even if we succeed in securing a partner, that partner may fail to develop or effectively commercialize product candidate(s) using our technologies, expertise or manufacturing facility. Such partnership would pose a number of risks, including, but not limited to the following:

•        partners may not have sufficient resources or decide not to devote the necessary resources due to internal constraints such as budget limitations, lack of human resources, or a change in strategic focus;

•        partners may believe our intellectual property or the product candidate(s) infringes on the intellectual property rights of others;

•        partners may dispute their responsibility to conduct development and commercialization activities pursuant to the applicable collaboration, including the payment of related costs or the division of any revenues;

•        partners may decide to pursue a competitive product candidate(s) developed outside of the partnership arrangement;

•        partners may not be able to obtain, or believe they cannot obtain, the necessary regulatory approvals;

•        partners may delay the development or commercialization of any product candidate(s) in favor of developing or commercializing another party’s product candidate(s); or

•        partners may decide to terminate or not to renew the collaboration for these or other reasons.

Thus, should we be successful in entering into a partnership agreement, the agreements may not lead to development or commercialization of any product candidate(s), manufacturing or other goals in the most efficient manner or at all. Partnership agreements are generally terminable without cause on short notice. We also face competition in seeking out partners. If we are unable to secure new partners that achieve the partner’s objectives and meet our expectations, we may be unable to advance any product candidate(s), manufacturing or other goals and may not generate meaningful revenues.

As a result of the unfavorable result in its pivotal Phase 3 clinical trial of M-001 or actions taken to pursue strategic alternatives following such unfavorable results, we could be subject to securities class action litigation and derivative shareholder litigation. If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on the Company.

As a result of our announcement of negative results in the pivotal Phase 3 clinical trial of M-001 as a standalone universal flu vaccine candidate, our share price declined substantially. In the past, securities class action lawsuits and/or derivative shareholder litigation have often been brought against a company and its management following a decline in the market price of its securities. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s resources and attention, which could significantly harm our business, operation and the value of our shares. In addition, if an unfavorable ruling were to occur in any such case or cases, it is likely that such cases or cases will have a material adverse impact on our business and operation, and in some case we may need to wind up our operation.

If we fail to continue to meet all applicable Nasdaq Capital Market requirements and Nasdaq determines to delist our shares, the delisting could adversely affect the market liquidity of our shares and the market price of our shares could decrease significantly.

Nasdaq requires that the closing bid price of our ADSs do not fall below $1.00 per share for 30 consecutive business days. If we are unable to maintain compliance with this closing bid price requirement, our ADSs could be delisted from Nasdaq. If this were to occur, trading of our securities would most likely take place in an over-the-counter market for unlisted securities. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our securities in an over-the-counter market, and many investors would likely not buy or sell our securities due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our securities would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our securities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our securities, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees, to raise capital, and execute on a strategic alternative.

We are a developmental stage biopharmaceutical company with a history of operating losses, with no product candidate that generates revenue and as such we are not currently profitable, do not expect to become profitable in the near future, may never become profitable and as a result may need to wind up our business and operation.

We are a development stage biopharmaceutical company and currently do not have, and may never have, any product candidate(s) that generate revenues. Investment in pharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate(s) will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval and become commercially viable. In addition, since our incorporation in 2003, we have primarily focused our efforts on research and development and clinical trials of our product candidate, M-001. We recently announced that our M-001 product candidate failed to meet both primary and secondary efficacy endpoints in our pivotal Phase 3 clinical trial. This unfavorable clinical result has adversely affected our ability to commercialize and obtain FDA licensure of M-001, and therefore our ability to realize any future value from M-001. Moreover, we may never be able to pursue further the development of our M-001 product candidate and any such development is expected to require a substantial amount of financial support that we currently do not have, and if we are ever able to secure such financial support we expect such development of our M-001 product candidate to further increase our loss significantly. We are not profitable and have incurred losses since inception, principally as a result of research and development, clinical trials and general administrative expenses in support of our operations. We have not generated any revenue, expect to incur substantial losses for the foreseeable future and may never become profitable. As of September 30, 2020, we had an accumulated deficit of $90.3 million, and we expect to experience negative cash flow for the foreseeable future. As a result, we will ultimately need to generate significant revenues in order to achieve and maintain profitability. We may never be able to generate revenues or achieve profitability in the future. Moreover, as a result of the unfavorable clinical results of our M-001 product candidate, we currently do not have any clear business strategy for the continuation of our business and operation and we expect to produce additional losses that could be significant before we have a new business strategy, if ever, and such new business strategy is expected to increase further our losses in the foreseeable future. Our failure to achieve or maintain profitability, or substantial delays in achieving profitability, could negatively impact the value of the securities and our ability to raise additional financing. A substantial decline in the value of the securities would also affect the price at which we could sell them to secure future funding, which could dilute the ownership interest of current shareholders. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Accordingly, it is difficult to evaluate our business prospects. Moreover, our prospects must be considered in light of the risks and uncertainties encountered by an early-stage company in highly regulated and competitive markets, such as the biopharmaceutical market, where regulatory approval and market acceptance of our product candidate(s) are uncertain. There can be no assurance that our efforts will ultimately be successful or result in revenues or profits.

The members of our management team and certain consultants are important to the efficient and effective operation of our business, and we may need to attract and retain additional management and experts. The negative result of the pivotal Phase 3 trial of M-001 and our limited financial resources may make us less successful at retaining our management and consulting team and adding additional leading experts, which could have a material adverse effect on our business, financial condition or results of operations.

Our executive officers, management team and technical personnel, as well as certain consultants, are important to the efficient and effective operation of our business, particularly Mr. Amir Reichman, our newly appointed Chief Executive Officer and Dr. Tamar Ben-Yedidia, our Chief Scientific Officer. The announcement of negative result of the pivotal Phase 3 trial of M-001, our limited financial resources and our review of strategic alternatives creates uncertainty about our prospects as an independent business entity and make it more difficult to attract and retain qualified executive and other key personnel. The review process may also be costly, time-consuming, divert the attention of management or result in changes in our management team or our board of directors, all of which could materially and adversely affect our business. We may be required to enter into retention agreements with our key employees to ensure execution of a strategic transaction, once such transaction is identified. In addition, our stock price may experience periods of increased volatility as a result of these activities or related rumors and speculation.

We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

As of September 30, 2020, we had approximately $7.2 million in cash and cash equivalents, working capital of $4.8 million and an accumulated deficit of $90.3 million. There is a substantial doubt about our ability to continue as a going concern due to our recurring losses from operations. Our ability to continue as a going concern and execute on our business plan is dependent upon our ability to raise capital through private or public financings, enter into a commercial agreement or engage in a strategic alternative, among others. Since our inception, most of our resources have been dedicated to the development of M-001 that has recently failed to meet both primary and secondary efficacy endpoints in our pivotal Phase 3 clinical trial. In the future, we believe that we will expend significant operating and capital expenditures to execute one or more strategic alternatives, including for the development of alternative uses for M-001, if any and to develop and, subject to results of any future clinical trials, apply for regulatory approval of such future product candidate(s), if any. These expenditures may include, but are not limited to, costs associated with research and development, manufacturing, conducting clinical trials, contract manufacturing organizations, or CMOs, hiring additional management and other personnel, applying for regulatory approvals, acquisition of equipment, as well as commercializing any product candidate(s) approved for sale. Furthermore, we incur additional costs associated with operating as a public company in the United States. We cannot reasonably estimate the actual amounts necessary to successfully complete the execution of any strategic alternatives and the development and commercialization of product candidate(s).

As a result of these and other factors currently unknown to us, we will require additional funds, through public or private equity or debt financings or non-dilutive sources or other sources, that may not be available to us or, if available, may not be in terms favorable to us. A failure to fund these activities may significantly harm our growth strategy, competitive position, quality compliance, financial condition and is expected to have a material adverse effect on our business and operations.

Our future capital requirements depend on many factors, including:

•        our ability to establish and maintain strategic partnerships, licensing or other arrangements and the financial terms of such agreements;

•        our search for new business strategy for our business and operations;

•        our ability to identify and acquire rights to, or develop on our own, new product candidate(s) and diversify/expand our product opportunities;

•        the scope and cost of researching and developing, obtaining regulatory approval for, commercializing and manufacturing any new product candidate(s);

•        the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

•        the expenses needed to attract and retain skilled personnel; and

•        any product liability or other lawsuits related to any future product candidate(s).

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate the execution of any strategic alternative, preclinical studies, clinical trials or other research and development activities for alternative uses for M-001 or any other future product candidate(s) or delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize such product candidate(s).

Certain breaches of our 24 million Euro finance documentation with the European Investment Bank, or EIB, may result in EIB accelerating the loans thereunder and exercising secured creditor remedies over collateral securing those loans, and that collateral consists of substantially all of our assets. The exercise of such remedies may have a material adverse effect on our company. We do not have control over certain events that constitute a breach of this finance documentation.

We have borrowed 24 million Euro under a finance contract, or the Finance Contract, with the EIB, to finance a portion of our expected cost of developing and marketing of our M-001 product candidate. However, we recently announced that our M-001 product candidate failed to meet both primary and secondary efficacy endpoints in our pivotal Phase 3 clinical trial. As a result, we have not continued with our initial business plans.

As part of the Finance Contract, we have also entered into a security agreement, or the Security Agreement, whereby we created a first ranking floating charge in favor of EIB over substantially all of our assets, excluding assets and/or intellectual property rights subject to the license agreement with YEDA Research and Development Company Limited (“Yeda”). While intellectual property rights are excluded from the floating charge pledge, certain breaches of the Finance Contract or the Security Agreement may cause the EIB to exercise secured creditor remedies under the floating charge pledge and foreclose on certain of our assets at the time of such exercise.

Under the Finance Contract we are not allowed to make any senior management changes without the consent of the EIB. Until recently, senior management change covered events where Ron Babecoff, our CEO, or Dr. Tamar Ben-Yedida, our CSO, ceased to be actively involved in our business’s management. On December 24, 2020, we amended the Finance Contract to provide that senior management change covers events where Amir Reichman, our CEO, or Dr. Tamar Ben-Yedida, our CSO, ceased to be actively involved in our business’s management and pursuant to which we obtained the EIB’s consent for the appointment of our new CEO Amir Reichman. We will be required to obtain consents from the EIB in the future if any senior management change is expected to occur and in such an event, the EIB’s consent is not guaranteed. In addition, we may not be able to anticipate a future change to our senior management and in such an event, we may not be able to obtain the consent of the EIB ahead of such an event. If we are not able to receive the EIB’s consent before such change in our senior management or we decide to change our senior management without first obtaining the consent of the EIB, which we may be forced to do or may elect to do in order to address business concerns, the EIB may accelerate all loans extended to us under the Finance Contract, and exercise secured creditor remedies against the collateral securing those loans. In such an event we may not be able to continue our business and operations as a going concern.

Furthermore, under the Finance Contract, the EIB may accelerate all loans extended thereunder if an event of default has occurred, which includes, amongst other things, an event of default arising from the occurrence of a material adverse change, defined as any event or change of condition, which in the opinion of the EIB, has a material adverse effect on: our ability to perform our obligations under the Finance Documents; our business, operations, property, condition (financial or otherwise) or prospects; or the rights or remedies of the EIB under the Finance Contract, amongst other things. If the EIB determines that an event of default has occurred, it could accelerate the amounts outstanding under the Finance Contract, making those amounts immediately due and payable. On

January 26, 2021, the EIB notified us that they welcome our efforts to secure future equity financing in an amount not less than USD 2 million in order to enable us to pursue new business opportunities, strengthen our balance sheet and invest in growth. Thus, within that context, the EIB wrote in their letter that they will not consider the failure of our pivotal phase 3 trial for M-001 to meet the primary and secondary efficacy endpoints as a trigger for prepayment of a loan extended under the Finance Contract. However, the EIB cautioned us that their letter is not a consent, agreement, amendment or waiver in respect of the terms of the Finance Contract, reserving any other right or remedy the EIB may have now or subsequently. There is no guarantee that the decision by the EIB in their letter will not change at any time and without any notice or that the EIB will not determine that an event of default has occurred under the Finance Contract, which could result in all loans extended under the Finance Contract being accelerated and secured creditor remedies being exercised. If some or all of the loans under the Finance Contract are accelerated by the EIB, or secured creditor remedies are exercised, we expect such events to adversely impact our ability to continue as a going concern.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidate(s).

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing shareholders will be diluted, and the terms may include liquidation or other preferences that adversely affect shareholder rights. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring future indebtedness, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships, alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or any product candidate(s) or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate the execution of any strategic alternative, including any product development or commercialization efforts, or grant rights to develop and market product candidate(s) that we would otherwise prefer to develop and market ourselves.

Risks Related to Development, Clinical Testing and Regulatory Approval of M-001 and Any Other Future Product Candidate(s)

We have not yet commercialized any product candidate(s), and we may never become profitable.

We currently have one product candidate, M-001, which produced negative results in a Phase 3 clinical trial, and we have not decided on any strategic alternative following such negative results. In addition, we have no product candidate(s) on the market or other product candidate(s) in the pipeline. We do not know when or if we will successfully executive any strategic alternative, including identifying alternative uses for M-001 or any other future product candidate(s). Even if we are successful in identifying alternative uses for M-001 or developing any other future product candidate(s), we will not be successful unless we complete our product development efforts, obtain regulatory approval and such product candidate(s) gains market acceptance for appropriate indications at favorable reimbursement rates. The degree of market acceptance of these product candidate(s) will depend on a number of factors, including, but not limited to:

•        the timing of regulatory approvals in the U.S. and other countries, if any, and the uses for which we intend to pursue regulatory approval for the commercialization of alternative uses for M-001 or for any other future product candidate(s);

•        the competitive environment;

•        the establishment and demonstration in, and acceptance by, the medical community of the safety and clinical efficacy of our product candidate(s) and its potential advantages over other competitive products;

•        our ability to enter into supply agreements with health organizations and governments around the world for the supply of our product candidate(s) or our ability to enter into strategic agreements with pharmaceutical and biopharmaceutical companies with strong marketing and sales capabilities;

•        the adequacy and success of our distribution, sales and marketing efforts; and

•        the pricing, coverage and reimbursement policies of government and third-party payors, such as insurance companies, health maintenance organizations and other plan administrators.

Physicians, participants, third-party payors or the medical community in general may be unwilling to accept, utilize or recommend, and in the case of third-party payors, cover payment for alternative uses for M-001 or for any other future product candidate(s). As a result, we are unable to predict the extent of our future losses or the time required for us to achieve profitability, if at all. Even if we successfully develop one or more products, we may not become profitable.

In addition, we have limited marketing capabilities, and if we are unable to enter into collaborations with marketing partners or develop our own sales and marketing capabilities, we may not be successful in commercializing alternative uses for M-001 or other future product candidate(s). If we are unable to reach and maintain agreements with one or more pharmaceutical companies or partners, we may be required to market our product candidate(s) directly. Developing a marketing and sales force is expensive and time-consuming and could delay a product launch. We may not be able to attract and retain qualified sales personnel or otherwise develop this capability.

Alternative uses for M-001 or any other future product candidate(s) would be subject to extensive regulation and may never obtain regulatory approval.

The clinical development, manufacturing, labeling, storage, record-keeping, advertising, promotion, import, export, marketing and distribution of our product candidate(s) are subject to extensive regulation by the FDA in the United States and by comparable authorities in foreign markets. In the United States, we are not permitted to market our product candidate(s) until we receive regulatory approval from the FDA. The process of obtaining regulatory approval is expensive, often takes many years and can vary substantially based upon the type, complexity and novelty of the product candidate(s) involved, as well as the target indications and patient population. Alternative uses for M-001 or any other future product candidate(s) must satisfy rigorous standards of safety and efficacy before it can be approved for commercial use by the EMA or FDA, or any other regulatory authorities for all or any of the indications for which it is intended to be used. The EMA, FDA and any other regulatory authorities have substantial discretion over this approval process, and approval is never guaranteed. We may need to conduct significant additional research before we can file applications for product approval. Typically, in the pharmaceutical industry, there is a high rate of attrition for product candidates in clinical trials. Success in early clinical trials does not ensure that later clinical trials will be successful. For example, a number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials.

The FDA or comparable foreign regulatory authorities can delay, limit or deny approval of a product candidate(s) for many reasons, including:

•        such authorities may disagree with the design or implementation of our clinical trials;

•        we may be unable to demonstrate to the satisfaction of the FDA or other regulatory authorities that a product candidate(s) is safe and effective for any indication;

•        such authorities may not accept clinical data from trials which are conducted at clinical facilities or in countries where the standard of care is potentially different from that of the United States;

•        we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

•        such authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•        approval may be granted only for indications that are significantly more limited than what we apply for and/or with other significant restrictions on distribution and use; or

•        such authorities may find deficiencies in manufacturing processes or facilities, including the processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies.

In addition, delays or rejections may be encountered based upon additional government regulation, including any changes in legislation or EMA, FDA or any other regulatory policy, during the process of product development, clinical trials and regulatory reviews. Approval procedures vary among countries, and may involve additional product testing, administrative review periods and agreements with pricing authorities. In addition, events raising questions about the safety of certain marketed pharmaceuticals may result in increased cautiousness by the FDA and comparable foreign regulatory authorities in reviewing new pharmaceutical products based on safety, efficacy or other regulatory considerations and may result in significant delays in obtaining regulatory approvals. Failure to obtain EMA, FDA or any other regulatory approval for alternative uses or M-001 or any other future product candidate(s) in a timely manner or at all will severely undermine our business by delaying or halting commercialization of our products, imposing costly procedures, diminishing competitive advantages and reducing the number of saleable products and, therefore, corresponding product revenues.

Alternative uses for M-001 any other future product candidate(s) will remain subject to ongoing regulatory requirements even if we receive regulatory approval to market such product candidate(s), and if we fail to comply with such requirements, we could lose those approvals that have been obtained, and the sales of any approved commercial products could be suspended.

Even if we receive regulatory approval to market alternative uses for M-001 or any other future product candidate(s), any such product candidate(s) will remain subject to extensive regulatory requirements, including requirements relating to manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record keeping. Even if regulatory approval of a product candidate(s) is granted, the approval may be subject to limitations on the uses for which the product candidate(s) may be marketed or the conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product candidate(s), which could negatively impact us or our collaboration partners by reducing revenues or increasing expenses, and cause the approved product candidate(s) not to be commercially viable. In addition, as clinical experience with a drug expands after approval, typically because it is used by a greater number and more diverse group of people after approval than during clinical trials, side effects and other problems may be observed over time after approval that were not seen or anticipated during pre-approval clinical trials or other studies. Any adverse effects observed after the approval and marketing of a product candidate(s) could result in limitations on the use of, withdrawal of EMA, FDA or any other regulatory approval or withdrawal of any approved product candidate(s) from the marketplace. Absence of long-term safety data may also limit the approved uses of our product candidate(s), if any. If we fail to comply with the regulatory requirements of the EMA, FDA and any other applicable regulatory authorities, or previously unknown problems with any approved commercial product candidate(s), manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions or other setbacks, including, without limitation, the following:

•        suspension or imposition of restrictions on the product candidate(s), manufacturers or manufacturing processes, including costly new manufacturing requirements;

•        warning letters;

•        civil or criminal penalties, fines and/or injunctions;

•        product seizures or detentions;

•        import or export bans or restrictions;

•        voluntary or mandatory product recalls and related publicity requirements;

•        suspension or withdrawal of regulatory approvals;

•        total or partial suspension of production; and

•        refusal to approve pending applications for marketing approval of new product candidate(s) or supplements to approved applications.

If we or our partners, if any, are slow to adapt, or are unable to adapt, to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, marketing approval for our product candidate(s) may be lost or cease to be achievable, resulting in decreased revenue from milestones, product sales or royalties, which would have a material adverse effect on our business, financial condition or results of operations.

Alternative uses for M-001, if any, or any other future product candidate(s), if approved, may face competition sooner than anticipated.

We currently do not anticipate continuing any clinical trials with respect to our M-001 product candidate. Even if could find an alternative usage for our M-001 or we develop other future product candidate(s), our products may face a serious competition from biosimilar products. In the United States, M-001 is, and any other future product candidate(s) we may consider may be, regulated by the FDA as biologic products and we may seek approval for such product candidate(s) pursuant to the biologics license application, or BLA, pathway. The Biologics Price Competition and Innovation Act of 2009, or BPCIA created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until twelve years from the date on which the reference product was first licensed. During this twelve-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of its product. This twelve-year period of exclusivity does not pre-empt and is independent of any patent protection afforded to M-001 or any other future product candidate(s). The law is complex and is still being interpreted and implemented by the FDA. Any processes adopted by the FDA to implement the BPCIA could have a material adverse effect on the future commercial prospects for our biological products, if any.

Although we believe that alternative uses for M-001 and any other applicable future product candidate(s) should qualify for the twelve-year period of exclusivity described above if it is approved as a biological product under a BLA, we may not be granted such exclusivity. Further, there is a risk that this exclusivity could be shortened due to Congressional action or otherwise, or that the FDA will not consider alternative uses for M-001 or any other future product candidate(s) to be reference products for competing products, potentially creating the opportunity for generic or biosimilar competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar product, once approved, could be substituted for any one of our reference products in a way that is similar to traditional generic substitution for non-biological products will depend on a number of marketplace and regulatory factors that are still developing. In addition, a competitor could decide to forego the biosimilar approval path and submit a full BLA after completing its own preclinical studies and clinical trials. In such cases, any exclusivity to which we may be eligible under the BPCIA would not prevent the competitor from marketing its product as soon as it is approved.

If the results of any future clinical trials show that M-001 or any other future product candidate(s) is effective based on certain endpoints but nevertheless fails to achieve all the primary/secondary endpoint(s) requiring us to conduct additional clinical trials, or if clinical trials that we conduct for such products in the future are prolonged or delayed, we would be unable to commercialize alternative uses for M-001, if any, or any other future product candidate(s) on a timely basis, which would require us to incur additional costs and delay our receipt of any revenues from potential sales of such product candidate(s).

We may be required by the FDA or other regulatory authority to conduct additional clinical studies. We cannot predict whether we will encounter problems with any such clinical trials that will cause us or any regulatory authority to delay or suspend those clinical trials or delay the analysis of data derived from them. A number of events, including any of the following, could delay the completion of any such additional clinical trials and negatively impact our ability to obtain regulatory approval for, and to market and sell, a particular product candidate(s):

•        conditions imposed on us by the FDA or any applicable foreign regulatory authority regarding the scope or design of our clinical trials;

•        delays in recruiting and enrolling participants or volunteers into any potential future clinical trials;

•        delays in obtaining, or our inability to obtain, required approvals from institutional review boards or other reviewing entities at clinical sites selected for participation in our clinical trials;

•        insufficient supply or deficient quality of our product candidate(s) or other materials necessary to conduct our clinical trials;

•        lower than anticipated retention rate of subjects and participants in clinical trials;

•        negative or inconclusive results from clinical trials, or results that are inconsistent with earlier results, that necessitate additional clinical studies;

•        serious and unexpected drug-related side effects experienced by subjects and participants in clinical trials; or

•        failure of our third-party contractors to comply with regulatory requirements or otherwise meet their contractual obligations to us in a timely manner.

Clinical trials require sufficient participant enrollment, which is a function of many factors, including the size of the participant population, the nature of the trial protocol, the proximity of participants to clinical sites, the availability of effective treatments for the relevant disease and the eligibility criteria for the clinical trial. Delays in participant enrollment can result in increased costs and longer development times. The failure to enroll participants in a clinical trial could delay the completion of the clinical trial beyond our current expectations. In addition, the FDA or foreign applicable regulatory authorities could require us to conduct clinical trials with a larger number of subjects than we have in the past. We may not be able to enroll a sufficient number of participants in a timely or cost-effective manner. Furthermore, enrolled participants may drop out of clinical trials, which could impair the validity or statistical significance of those clinical trials.

Prior to commencing clinical trials in the United States, we must submit an Investigational New Drug (IND) application to the FDA and the IND application must become effective.

Delays in any clinical trials the FDA or EMA may require us to conduct will result in increased development costs for alternative uses for M-001, if any, or any other future product candidate(s). In addition, if any such clinical trials are delayed, our competitors may be able to bring products to market before we do and the commercial viability of M-001 or any other future product candidate(s) could be limited.

Clinical trials are very expensive, time-consuming and difficult to design and implement, and, as a result, we may suffer delays or suspensions in future trials which would have a material adverse effect on our ability to generate revenues.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Regulatory authorities, such as the EMA and FDA, may preclude clinical trials from proceeding. Additionally, the clinical trial process is time-consuming, failure can occur at any stage of the trials and we may encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•        unforeseen safety issues;

•        determination of proper dosing;

•        lack of effectiveness or efficacy during clinical trials;

•        failure of our contract manufacturers or inability of our in-house facility to manufacture our product candidate(s) in accordance with current good manufacturing practices, or cGMP;

•        failure of third party suppliers to perform final manufacturing steps for the drug substance;

•        slower than expected rates of participant recruitment and enrollment;

•        lack of healthy volunteers and participants to conduct trials;

•        inability to monitor participants adequately during or after treatment;

•        Failure or delay in reaching an agreement with a third party contract research organization or clinical trial site(s), and failure of third party contract research organizations to properly implement or monitor the clinical trial protocols;

•        failure of the FDA, institutional review boards, or IRBs, or other regulatory bodies to authorize our clinical trial protocols, or a decision by a regulatory body to place one or more of our trials on hold;

•        inability or unwillingness of medical investigators and CROs to follow our clinical trial protocols and applicable regulatory requirements; and

•        lack of sufficient funding to finance the clinical trials.

In addition, we or regulatory authorities may suspend or terminate our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks, if the regulatory authorities find deficiencies in our regulatory submissions or the conduct of these trials, if inspection of the clinical trial operations or trial site by a regulatory authority results in the imposition of a clinical hold, or if there is a failure to demonstrate a benefit from using the product candidate(s), or changes in governmental regulations or administrative actions. Amendments may require us to resubmit our clinical trial protocols to IRBs for reexamination, which may impact the costs, timing or successful completion of a clinical trial. Any suspension of clinical trials will delay possible regulatory approval, if any, and adversely impact our ability to develop product candidate(s) and generate revenue.

We may in the future conduct clinical trials of alternative uses for M-001 or any other future product candidate(s) at sites outside the United States, and the FDA may not accept data from trials conducted in foreign locations.

We may in the future conduct clinical trials of alternative uses for M-001 or any other future product candidate(s) outside of the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to certain conditions imposed by the FDA. For example, the clinical trial must be well designed and conducted in accordance with good clinical practice, or GCP, requirements, and the FDA must be able to validate the clinical trial data through an on-site inspection, if necessary. If a marketing application is based solely on foreign clinical data, the FDA can require such data to be applicable to the U.S. population and U.S. medical practice, and for the clinical trials to have been performed by clinical investigators of recognized competence. There can be no assurance the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from our clinical trials conducted outside of the United States of alternative uses for M-001 or any other future product candidate(s), it would likely result in the need for additional trials, which would be costly and time-consuming and delay or permanently halt our development of the product candidate(s).

Although we conducted a pivotal clinical efficacy Phase 3 trial in Europe, we have never conducted a Phase 3 clinical trial in the U.S. and may be unable to do so for alternative uses for M-001 or any other future product candidate(s) we may develop.

We have never conducted a Phase 3 clinical trial in the U.S, but we have conducted a Phase 3 clinical trial in Europe for M-001 which produced negative results.

The submission of a successful IND application in the United States or comparable submissions in other jurisdictions and conducting of later-stage clinical trials are complicated processes. As an organization, we have conducted only Phase 1 and Phase 2 clinical trials in Israel in accordance with Israeli Public Health Regulations (Clinical Trials in Human Subjects), as amended from time to time, and other applicable Israeli legislation, and a Phase 2b clinical trial in Europe, as part of the UNISEC consortium, and a Phase 3 clinical trial in Europe for M-001. We also have had limited interactions with the FDA. Consequently, we may require more time and incur greater costs than our competitors and may not succeed in obtaining regulatory approvals for alternative uses for M-001 product candidate, if any, or any other future product candidate(s).

You may lose your entire investment if we may be forced to abandon development of alternative uses for M-001 or any other future products candidate(s) altogether.

The results of future clinical trials regarding alternative uses for M-001 or any other future product candidate(s) may not meet any or all of the trial’s endpoints. Further, success in the preclinical testing and early clinical trials of alternative uses for M-001 or any other future product candidate(s) does not ensure that future clinical trial(s) will be successful, and the results of later clinical trials we may be required to conduct may not replicate the results of prior clinical trials and preclinical testing. For example, we recently announced that our M-001 product candidate failed to meet both primary and secondary efficacy endpoints in our pivotal Phase 3 clinical trial after successful results in earlier stages. The clinical trial process may fail to demonstrate that M-001 or any other future product candidate(s) are safe for humans and effective for indicated uses. Any such failure may cause us to abandon M-001 or other future product candidate(s). Any delay in, or termination or suspension of, any future required clinical trials will delay the requisite filings with the relevant regulatory authorities and, ultimately, our ability to commercialize M-001 product candidate or any other future product candidate(s) and generate product revenues. If the clinical trials do not support our intended drug product claims, the development of M-001 or any other future product candidate(s) may be significantly delayed or abandoned, which would materially adversely affect our business, financial condition or results of operations. As a result, you may lose your entire investment.

Positive results from earlier clinical trials may not be predictive of the results in later clinical trials of alternative uses for M-001 or any other future product candidate(s), and the results of our clinical trials may not be replicated in additional clinical trials that we may be required to conduct, which could result in development delays or a failure to obtain marketing approval.

Positive results from previous clinical trials may not be predictive of the results of later clinical trials of alternative uses for M-001 product candidate or any other future product candidate(s), and any early clinical trials may not be predictive of results in later clinical trials that we may conduct. A number of companies in the pharmaceutical and biopharmaceutical industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from preclinical studies and clinical trials for alternative uses for M-001 or any other future product candidate(s) may not be predictive of the results we may obtain in later stage trials. Our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain FDA or European Medicines Agency, or other applicable regulatory agency, approval for their product candidates.

If we experience delays in the enrollment of participants in any future clinical trials we may conduct, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate clinical trials for alternative uses for M-001 or any other future product candidate(s). Participant enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the size and nature of the population eligible to participate, the proximity of potential participants to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and participants’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating. If we fail to enroll and maintain the number of participants for which the clinical trial was designed, the statistical power of that clinical trial may be reduced, which would make it harder to demonstrate that the product candidate being tested in such clinical trial is safe and effective. Additionally, enrollment delays in any clinical trials may result in increased development costs for alternative uses for M-001 product candidate or for other future product candidate(s), which could materially harm our financial condition and limit our ability to obtain additional financing. Our inability to enroll a sufficient number of participants for any clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether.

The occurrence of serious complications or side effects in connection with alternative uses for M-001 or any other future product candidate(s), either in future clinical trials we may conduct or post-approval, could impede such future clinical trials, if any, and lead to refusal of regulatory authorities to approve our product candidate(s) or, post-approval, revocation of marketing authorizations or refusal to approve new indications, which could severely harm our business, prospects, operating results and financial condition.

In any future clinical trials of alternative uses for M-001 or any other future product candidate(s) that we may conduct, or following regulatory approval, illnesses, injuries, discomforts and other adverse events may be reported by subjects. In addition, side effects are sometimes only detectable after they are made available to patients on a commercial scale after approval. Results of any future clinical trials we may undertake for alternative uses for M-001 or any other future product candidate(s) could reveal a high and unacceptable severity and prevalence of such side effects. In such an event, any clinical trials we may conduct could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of alternative uses for M-001 or any other future product candidate(s) for any or all targeted indications. Drug-related side effects could affect patient recruitment for any clinical trials we may conduct or the ability of enrolled participants to complete such trials or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

In addition, if alternative uses for M-001 or any other future product candidate(s) receive marketing approval, and we or others later identify undesirable side effects caused by such product candidate(s), a number of potentially significant negative consequences could result, including:

•        regulatory authorities may withdraw approvals of such product candidate(s), potentially forcing us to recall any product already sold, at great expense to us, and preventing future sales of such product candidate(s);

•        regulatory authorities may require additional warnings on the label;

•        we may be required to create a medication guide outlining the risks of such side effects for distribution to participants;

•        we could be sued and held liable for harm caused to participants; and

•        our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of alternative uses for M-001 or any other future product candidate(s), if approved, and could significantly harm our business, results of operations and prospects.

If we are not successful in discovering, developing and commercializing alternative uses for M-001 or any other future product candidate(s), our ability to expand our business and achieve our strategic objectives may be impaired.

An element of our future business strategy includes identifying and testing alternative uses for M-001 or additional compounds, particularly those that are optimized for peptide-based products, for any other future product candidate(s). Research programs designed to identify alternative uses for M-001 or any other future product candidate(s) may require substantial technical, financial and human resources, whether or not such efforts are successful. Our research programs may initially show promise in identifying alternative uses for M-001 or any other future product candidate(s), yet fail to lead to clinical development or commercialization for many reasons, including the following:

•        the research methodology used may not be successful in identifying potential product candidate(s);

•        competitors may develop alternatives that render our product candidate(s) obsolete;

•        a product candidate(s) may, on further study, be shown to have harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

•        a product candidate(s) may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

•        a product candidate(s) may not be accepted as safe and effective by regulatory authorities, participants, the medical community or third-party payors.

If we are unable to identify suitable compounds for preclinical and clinical development, we may not be able to obtain sufficient product revenues in future periods, which likely would result in significant harm to our financial position and adversely impact our ADS price.

Natural disasters, public health and other states of emergency, such as the COVID-19 outbreak, could adversely impact our business, including delay in pursuing and executing any strategic alternative, including identifying alternative uses for M-001 vaccine candidate or any other future product candidate(s).

Natural disasters, public health and other states of emergency affecting the countries in which we operate, or the global economic markets may have an adverse impact on our business. The extent to which the COVID-19 pandemic impacts our business will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19 and the evolving actions to contain COVID-19 or treat its impact, among others. Quarantines, travel restrictions, shelter-in-place, nationalization efforts or similar government orders, such as the recently approved lockdown approved by the Israeli government, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could have an indeterminate impact on our operations. Our suppliers or partners could also be disrupted by conditions related to COVID-19, possibly resulting in disruption to our supply chain, collaborations or operations. If our suppliers, CMOs, contract research organizations (CROs) or partners are unable or fail to fulfill their obligations to us for any reason, our ability to meet clinical and commercial supply demand for M-001 or any other future product candidate(s) may become impaired.

The spread of COVID-19 and actions taken to reduce its spread may also materially affect us economically. While the potential economic impact brought by, and during the duration of, COVID-19 may be difficult to assess or predict, there could be a significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity and financial position. COVID-19 and actions taken to reduce its spread continue to rapidly evolve.

Also, as governments and regulators focus on containing the COVID-19 virus outbreak, and prioritize their work and resources accordingly, there is no guarantee that interruptions or delays in the operations of the FDA or other regulatory authorities in other jurisdictions will not impact the review and approval timelines for the marketing applications we may submit for alternative uses for M-001 or any other future product candidate(s). On March 10, 2020, in response to the COVID-19 pandemic, the FDA announced its intention to postpone most inspections of foreign manufacturing facilities, and on March 18, 2020, the FDA temporarily postponed routine surveillance inspections of domestic manufacturing facilities. Subsequently, on July 10, 2020, the FDA announced its intention to resume certain on-site inspections of domestic manufacturing facilities subject to a risk-based prioritization system. The FDA intends to use this risk-based assessment system to identify the categories of regulatory activity that can occur within a given geographic area, ranging from mission critical inspections to resumption of all regulatory activities. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

There is significant uncertainty relating to the ongoing effect of COVID-19 and global efforts to contain its spread on our business. While we maintain business continuity plans, they might not adequately protect us, and travel restrictions and other restrictions may remain or worsen. The extent to which COVID-19 negatively impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be accurately predicted.

Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns like the COVID-19 pandemic could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified product candidate(s) from being developed, or approved or commercialized in a timely manner or at all, which could negatively impact our business.

The ability of the FDA, EMA and other regulatory agencies to review and approve new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory, and policy changes, the FDA’s and EMA’s ability to hire and retain key personnel and accept the payment of user fees, global health concerns like the COVID-19 pandemic and other events that may otherwise affect the FDA’s and EMA’s ability to perform routine functions. Average review times at the FDA and EMA have fluctuated in recent years as a result. In addition, government funding of the FDA, EMA and other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA or other agencies may slow the time necessary for our product candidate(s) to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities.

Coverage and reimbursement may not be available for alternative uses for M-001, if any, or any other future product candidate(s) (if and when approved for commercial sale), which could make it difficult for us to sell such product candidate(s) profitably.

Market acceptance and sales of potential alternative uses for our M-001 product candidate or any other future product candidate(s) will depend on coverage and reimbursement policies. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which products they will pay for and establish reimbursement levels. We cannot be sure that coverage and reimbursement will be available for alternative uses for M-001, if any or any other future product candidate(s) we may develop. Even if coverage is provided, we cannot be sure that the amount of reimbursement available, if any, will not reduce the demand for, or the price of, our product candidate(s). If reimbursement is not available or is available only at limited levels, we may not be able to successfully compete through sales of our proposed product candidate(s).

In the United States, no uniform policy of coverage and reimbursement for pharmaceutical products exists among third-party payors. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates, but also have their own methods and approval process apart from Medicare determinations. Therefore, coverage and reimbursement for pharmaceutical products can differ significantly from payor to payor. Certain Affordable Care Act marketplace and other private payor plans are required to include coverage for certain preventative services, including vaccinations recommended by the U.S. Centers for Disease Control’s, or CDC’s, Advisory Committee on Immunization Practices, or ACIP, without cost share obligations (i.e., co-payments, deductibles or co-insurance) for plan members. For Medicare beneficiaries, vaccines may be covered for reimbursement under either the Part B program or Part D depending on several criteria, including the type of vaccine and the beneficiary’s coverage eligibility. If our vaccine candidate(s), once approved, is reimbursed only under the Part D program, physicians may be less willing to use our product candidate(s) because of the claims adjudication costs and time related to the claims adjudication process and collection of co-payments associated with the Part D program.

Outside the United States, certain countries, including a number of member states of the European Union, set prices and reimbursement for pharmaceutical products, with limited participation from the marketing authorization holders. We cannot be sure that such prices and reimbursement will be acceptable to us or our partners, if any. If the regulatory authorities in these jurisdictions set prices or reimbursement levels that are not commercially attractive for us, our revenues from sales by us, and the potential profitability of our product candidate(s), in those countries would be negatively affected. Additionally, some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. As a result, we might obtain marketing approval for a product candidate(s) in a particular country, but then may experience delays in the reimbursement approval of our product candidate(s) or be subject to price regulations that would delay our commercial launch of the product candidate(s), possibly for lengthy time periods, which could negatively impact the revenues we are able to generate from the sale of the product candidate(s) in that particular country.

Current and future legislation may increase the difficulty and cost for us and our partners, if any, to obtain marketing approval of and commercialize M-001 or any future product candidate(s) and affect the prices we, or they, may obtain.

In the United States and some foreign jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system, including cost-containment measures that may reduce or limit coverage and reimbursement for newly approved drugs and affect our ability to profitably sell M-001 or any future product candidate(s) for which we obtain marketing approval. In particular, there have been and continue to be a number of initiatives at the U.S. federal and state levels that seek to reduce healthcare costs and improve the quality of healthcare.

For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the Affordable Care Act, was enacted in the United States. Among the provisions of the Affordable Care Act of importance to our potential product candidate(s), the Affordable Care Act: established an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic agents; expands eligibility criteria for Medicaid programs; increased the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program; created a new Medicare Part D coverage gap discount program; required certain Affordable Care Act marketplace and other private payor plans to include coverage for preventative services, including vaccinations recommended by the ACIP without cost share obligations (i.e., co-payments, deductibles or co-insurance) for plan members; established a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research, along with funding for such research; and established a Center for Medicare and Medicaid Innovation at the Centers for Medicare & Medicaid Services, or CMS, to test innovative payment and service delivery models to lower Medicare and Medicaid spending.

Since its enactment, there have been judicial and congressional challenges to numerous aspects of the Affordable Care Act. By way of example, the 2017 Tax Reform Act included a provision repealing the individual mandate, effective January 1, 2019. On December 14, 2018, a U.S. District Court judge in the Northern District of Texas ruled that the individual mandate portion of the Affordable Care Act is an essential and inseverable feature of the Affordable Care Act, and therefore because the mandate was repealed, the remaining provisions of the Affordable Care Act are invalid as well. On December 18, 2019, the U.S. Court of Appeals for the Fifth Circuit upheld the District Court ruling that the individual mandate was unconstitutional, but remanded the case back to the District Court to determine whether the remaining provisions of the Affordable Care Act are invalid as well. On March 2, 2020, the U.S. Supreme Court granted the petitions for writs of certiorari to review the case. On November 10, 2020, the U.S. Supreme Court heard oral arguments regarding the constitutionality of the individual mandate, although it is unclear when a decision will be made or how the Supreme Court will rule. In addition, there may be other efforts to challenge, repeal or replace the Affordable Care Act. We are continuing to monitor any changes to the Affordable Care Act that, in turn, may potentially impact our business in the future.

Other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year pursuant to the Budget Control Act of 2011 and subsequent laws, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through March 31, 2021, unless additional congressional action is taken. In addition, in January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect customer demand and affordability for our product candidates, if approved, and, accordingly, the results of our financial operations. We cannot predict whether future healthcare legislative or policy changes will be implemented at the federal or state level or in countries outside of the United States in which we may do business, or the effect any future legislation or regulation will have on us, but we expect there will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care.

We are subject to extensive and costly government regulation.

Any future product candidate(s) we may develop will be, subject to extensive and rigorous domestic government regulation, including with respect to Europe, regulation by the EMA and other relevant regional, national and local authorities, with respect to Israel, regulation by the Israeli Ministry of Health, and with respect to the U.S., regulation by the FDA, the CMS, other divisions of the U.S. Department of Health and Human Services, including its Office of Inspector General, the U.S. Department of Justice, the Departments of Defense and Veterans Affairs and, to the extent our product candidate(s) are paid for directly or indirectly by those departments, state and local governments and their respective foreign equivalents. The FDA regulates the research, development, preclinical and clinical testing, manufacture, safety, effectiveness, record keeping, reporting, labeling, storage, approval, advertising, promotion, sale, distribution, and import and export of pharmaceutical products under various regulatory provisions. Alternative uses for M-001 or any other future product candidate(s) we may develop, which will be tested and marketed abroad, will be subject to extensive regulation by foreign governments, whether or not we have obtained EMA, the Israeli Ministry of Health’s approval and/or FDA approval. Such foreign regulation may be equally or more demanding than corresponding European, Israeli or U.S. regulation.

Government regulation substantially increases the cost and risk of researching, developing, manufacturing, and selling products. Our failure to comply with these regulations could result in, by way of example, significant fines, criminal and civil liability, product seizures, recalls, withdrawals, withdrawals of approvals, and exclusion and debarment from government programs. Any of these actions, including the inability of M-001 or any other future product candidate(s) to obtain and maintain regulatory approval, would have a materially adverse effect on our business, financial condition, results of operations and prospects.

Our relationships with customers, third-party payors, physicians and healthcare providers will be subject to applicable anti-kickback, fraud and abuse, and other laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, and diminished profits.

Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of alternative uses for our M-001 product candidate, if any, or any other future product candidate(s). Our current and future arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we conduct research and would market, sell and distribute our product candidate(s). As a biopharmaceutical company, even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. Restrictions under applicable federal and state healthcare laws and regulations that may affect our ability to operate include the following:

•        the federal healthcare Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving, paying or providing remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, lease, order, arrangement, or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under a federal healthcare program such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand, and prescribers, purchasers and formulary managers, among others, on the other;

•        federal civil and criminal false claims laws and civil monetary penalty laws, including the False Claims Act, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, false or fraudulent claims for payment to, or approval by, Medicare, Medicaid, or other federal healthcare programs, knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government, or knowingly concealing or knowingly and improperly avoiding or decreasing or concealing an obligation to pay money to the federal government. Manufacturers can be held liable under the False Claims Act even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act. The False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the False Claims Act and to share in any monetary recovery;

•        the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created additional federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious, or fraudulent statements in connection with the delivery of or payment for healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•        the federal transparency requirements under the Affordable Care Act, or ACA, including the provision commonly referred to as the Physician Payments Sunshine Act, and its implementing regulations, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS information related to payments or other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners;

•        federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

•        analogous state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers or patients; state laws that require pharmaceutical companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state and local laws that require the licensure of sales representatives; and state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and pricing information.

Efforts to ensure that our current and future business arrangements with third parties, and our business generally, continue to comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices do not comply with any such laws and regulations. If our operations, including any arrangements with physicians and other healthcare providers, are found to be in violation of any such laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, reputational harm, exclusion from government-funded healthcare programs, such as Medicare and Medicaid, disgorgement, additional reporting requirements, and/or the curtailment or restructuring of our operations, as well as additional reporting obligations oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. If we enter into business with any physicians or other healthcare providers or entities who are then found to not be in compliance with applicable laws, they may be subject to similar penalties.

Changes in regulatory requirements and guidance or unanticipated events may occur during any future clinical trials we may conduct, which may result in necessary changes to clinical trial protocols, which could result in increased costs to us, delay our development timeline or reduce the likelihood of successful completion of such clinical trials.

Changes in regulatory requirements and guidance or unanticipated events may occur during any clinical trials we may conduct may occur, as a result of which we may need to amend clinical trial protocols. Amendments may require us to resubmit our clinical trial protocols to IRBs for review and approval, which may adversely affect the cost, timing and successful completion of a clinical trial. If we experience delays in the completion of, or if we terminate, any future clinical trials we may conduct, the commercial prospects for alternative uses for M-001 or any other future product candidate(s) would be harmed and our ability to generate product revenue would be delayed, possibly materially.

If we acquire or license additional technologies or product candidate(s), we may incur a number of additional costs, have integration difficulties and/or experience other risks that could harm our business and results of operations.

We may acquire and in-license future product candidate(s) and technologies. Any future product candidate(s) or technologies we in-license or acquire will likely require additional development efforts prior to commercial sale, including extensive preclinical or clinical testing, or both, and approval by the FDA and applicable foreign regulatory authorities, if any. All product candidates are prone to risks of failure inherent in pharmaceutical product development, including the possibility that the product candidate(s) or product candidate(s) developed based on in-licensed technology will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot assure you that any future product candidate(s) that we develop based on acquired or licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted or competitive in the marketplace. Moreover, integrating any newly acquired or in-licensed product candidate(s) could be expensive and time-consuming. If we cannot effectively manage these aspects of our business strategy, our business may not succeed.

Risks Related to Our Business and Industry

We are a developmental stage biopharmaceutical company with no approved product candidate(s), which makes it difficult to assess our future viability.

We are a developmental stage biopharmaceutical company with a limited operating history. We have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in rapidly evolving fields, particularly in the pharmaceutical area. For example, to execute any future business plan, we may need to successfully:

•        execute development activities;

•        obtain required FDA and applicable foreign regulatory authorizations for the development and commercialization of M-001 and any other future product candidate(s);

•        maintain, leverage and expand our intellectual property portfolio;

•        build and maintain robust sales, distribution and marketing capabilities, either on our own or in collaboration with strategic partners;

•        gain market acceptance for our product candidate(s);

•        develop and maintain any strategic relationships we elect to enter into; and

•        manage our spending as costs and expenses increase due to drug discovery, preclinical development, clinical trials, regulatory approvals and commercialization.

If we are unsuccessful in accomplishing these objectives, we may not be able to develop any future product candidate(s), raise capital, expand our business or continue our operations.

We face significant competition. If we cannot successfully compete with new or existing product candidate(s), our marketing and sales will suffer and we may never be profitable.

We compete against fully integrated pharmaceutical and biopharmaceutical companies and smaller companies that are collaborating with pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. In addition, many of these competitors, either alone or together with their strategic partners, operate larger research and development programs than we do, and have substantially greater financial resources than we do, as well as significantly greater experience in:

•        developing immuno-modulating products (including vaccines);

•        undertaking preclinical testing and human clinical trials;

•        obtaining FDA approvals and addressing various regulatory matters and obtaining other regulatory approvals of drugs;

•        formulating and manufacturing drugs; and

•        launching, marketing and selling drugs.

Generally, our competitors currently include large fully integrated pharmaceutical companies such as Sanofi-Pasteur, GlaxoSmithKline, Seqirus (Ex bioCSL and Novartis flu vaccines), AstraZeneca and Abbott (Solvay), Moderna Therapeutics, BioNTech SE and other mRNA companies as well as companies and academic research institutes in various developmental stages attempting to develop improved influenza vaccines, such as AltImmune, FluGen, Icahn School of Medicine at Mount Sinai, Imutex, Medicago, National Institute of Allergy and Infectious Diseases, Vaxart, and Vivaldi Biosciences. If our competitors develop and commercialize products faster than we do, or develop and commercialize products that are superior to our product candidate(s), our commercial opportunities will be reduced or eliminated. Our competitors may succeed in developing and commercializing products earlier and obtaining regulatory approvals from the FDA and foreign regulatory authorities more rapidly than we do. Our competitors may also develop products or technologies that are superior to those we are developing, and render our product candidate(s) obsolete or non-competitive. If we cannot successfully compete with new or existing product candidate(s), our marketing and sales will suffer and we may never be profitable.

The extent to which our product candidate(s) achieves market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the biotechnology and biopharmaceutical industry is intense and has been accentuated by the rapid pace of technology development. Our competitors also compete with us to:

•        attract parties for acquisitions, joint ventures or other collaborations;

•        license proprietary technology that is competitive with M-001 or any other future product candidate(s);

•        attract funding; and

•        attract and hire scientific talent and other qualified personnel.

We may be subject to legal proceedings and/or to product liability lawsuits.

We could incur substantial costs and be required to limit commercialization in connection with product liability claims relating to alternative uses for our M-001 product candidate, if any, or any other future product candidate(s), which may result in substantial losses.

Alternative uses for M-001 product candidate or any other future product candidate(s) could cause adverse events, including injury, disease or adverse side effects. These adverse events may not be observed in clinical trials, but may nonetheless occur in the future. If any of these adverse events occur, they may render M-001 or any other future product candidate(s) ineffective or harmful in some participants, and any future sales would suffer, materially adversely affecting our business, financial condition and results of operations.

In addition, potential adverse events caused by M-001 or any other future product candidate(s) could lead to product liability lawsuits. If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit the marketing and commercialization of any future product candidate(s). Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We may not be able to avoid product liability claims. For example, changes in laws outside the U.S. are expanding our potential liability for injuries that occur during clinical trials. Product liability insurance is expensive, subject to deductibles and coverage limitations, and may not be available in the amounts that we desire for a price we are willing to pay. Product liability insurance for the pharmaceutical and biotechnology industries is generally expensive, if available at all. If, at any time, we are unable to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, we may be unable to clinically test, market or commercialize any future product candidate(s). A successful product liability claim brought against us in excess of our insurance coverage, if any, may cause us to incur substantial liabilities, and, as a result, our business, liquidity and results of operations would be materially adversely affected. In addition, the existence of a product liability claim could affect the market price of the ADSs.

If our employees commit fraud or other misconduct, including noncompliance with regulatory standards and requirements, and insider trading, our business may experience serious adverse consequences.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures: to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state health-care fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. Our board of directors adopted a Code of Ethics. However, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

In addition, during the course of our operations, our directors, executives and employees may have access to material, non-public information regarding our business, our results of operations or potential transactions we are considering. If a director, executive or employee was to be investigated, or an action was to be brought against a director, executive or employee for insider trading, it could have a negative impact on our reputation and the market price of the ADSs. Such a claim, with or without merit, could also result in substantial expenditures of time and money, and divert attention of our management team from other tasks important to the success of our business.

We may encounter difficulties in managing our growth. Failure to manage our growth effectively will have a material adverse effect on our business, results of operations and financial condition.

We may not be able to successfully grow and expand. Successful implementation of any future business plan will require management of growth, including potentially rapid and substantial growth, which will result in an increase in the level of responsibility for management personnel and place a strain on our human and capital resources. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. Our ability to manage our operations and growth effectively will require us to continue to expend funds to enhance our operational, financial and management controls, reporting systems and procedures, and to attract and retain sufficient talented personnel. If we are unable to scale up and implement improvements to our control systems in an efficient or timely manner, or if we encounter deficiencies in existing systems and controls, then we will not be able to successfully commercialize any future product candidate(s). Failure to attract and retain sufficient talented personnel will further strain our human resources and could impede our growth or result in ineffective growth. Moreover, the management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps we have taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

Our business will expose us to potential liability that results from risks associated with conducting clinical trials of alternative uses for M-001 or any other future product candidate(s). A successful clinical trial liability claim, if any, brought against us could have a material adverse effect on our business, prospects, financial condition and results of operations even though clinical trial insurance is successfully maintained or obtained. The current and planned insurance coverages may only mitigate a small portion of a substantial claim against us.

In addition, we may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.

Recent disruptions in the financial markets and economic conditions could affect our ability to raise capital.

In recent years, the U.S. and global economies suffered dramatic downturns as the result of a deterioration in the credit markets and related financial crises as well as a variety of other factors including, among other things, the current COVID-19 pandemic, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. The U.S. and certain foreign governments have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. If the actions taken by these governments are not successful, the return of adverse economic conditions may cause a significant impact on our ability to raise capital, if needed, on a timely basis and on acceptable terms or at all.

We may be subject to extensive environmental, health and safety, and other laws and regulations in multiple jurisdictions.

Our business involves the controlled use, directly or indirectly through our service providers, of hazardous materials, various biological compounds and chemicals; therefore, we, our agents and our service providers may be subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes and the cleanup of contaminated sites. The risk of accidental contamination or injury from these materials cannot be eliminated. If an accident, spill or release of any regulated chemicals or substances occurs, we could be held liable for resulting damages, including for investigation, remediation and monitoring of the contamination, including natural resource damages, the costs of which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials and chemicals. Although we maintain workers’ compensation insurance to cover the costs and expenses that may be incurred because of injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. Additional or more stringent federal, state, local or foreign laws and regulations affecting our operations may be adopted in the future. We may incur substantial capital costs and operating expenses and may be required to obtain consents to comply with any of these or certain other laws or regulations and the terms and conditions of any permits or licenses required pursuant to such laws and regulations, including costs to install new or updated pollution control equipment, modify our operations or perform other corrective actions at our respective facilities or the facilities of our service providers.

Governments may impose strict price controls, which may adversely affect our revenues, if any.

In some countries, including the countries comprising the European Union, or the EU, the pricing of pharmaceuticals and certain other therapeutics is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate(s) to other available therapies. If reimbursement of our product candidate(s) is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be harmed, possibly materially.

Our internal computer systems, or those used by our CROs or other contractors or consultants, may fail or experience security breaches or other unauthorized or improper access.

Despite the implementation of security measures, our internal computer systems, and those of our CROs and other third parties on which we rely, are vulnerable to privacy and information security incidents, such as data breaches, damage from computer viruses and unauthorized access, malware, natural disasters, fire, terrorism, war and telecommunication, electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed, ongoing or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we will rely on third parties to conduct clinical trials for, and manufacture, M-001 or any other future product candidate(s), and similar events relating to their computer systems could also have a material adverse effect on our business. Unauthorized disclosure of sensitive or confidential data, including personally identifiable information, whether through a breach of computer systems, systems failure, employee negligence, fraud or misappropriation, or otherwise, or unauthorized access to or through our information systems and networks, whether by our employees or third parties, could result in negative publicity, legal liability and damage to our reputation. Unauthorized disclosure of personally identifiable information could also expose us to sanctions for violations of data privacy laws and regulations around the world. To the extent that any disruption or security breach result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our product candidate(s) could be delayed.

As we become more dependent on information technologies to conduct our operations, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, may increase in frequency and sophistication. These threats pose a risk to the security of our systems and networks, the confidentiality and the availability and integrity of our data and these risks apply both to us, and to third parties on whose systems we rely for the conduct of our business. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we and our partners may be unable to anticipate these techniques or to implement adequate preventative measures. Further, we do not have any control over the operations of the facilities or technology of our cloud and service providers, including any third party vendors that collect, process and store personal data on our behalf. Our systems, servers and platforms and those of our service providers may be vulnerable to computer viruses or physical or electronic break-ins that our or their security measures may not detect. Individuals able to circumvent such security measures may misappropriate our confidential or proprietary information, disrupt our operations, damage our computers or otherwise impair our reputation and business. We may need to expend significant resources and make significant capital investment to protect against security breaches or to mitigate the impact of any such breaches. There can be no assurance that we or our third party providers will be successful in preventing cyber-attacks or successfully mitigating their effects. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our future product candidate(s) could be delayed.

Failure to comply with current or future federal, state and foreign laws and regulations and industry standards relating to privacy and data protection laws could lead to government enforcement actions (which could include civil or criminal penalties), private litigation, and adverse publicity and could negatively affect our operating results and business.

We and our partners and third-party providers may be subject to federal, state and foreign data privacy and security laws and regulations. In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our partners and third-party providers.

In many jurisdictions, enforcement actions and consequences for noncompliance are rising. In the United States, these include enforcement actions in response to rules and regulations promulgated under the authority of federal agencies and state attorneys general and legislatures and consumer protection agencies. In addition, privacy advocates and industry groups have regularly proposed, and may propose in the future, self-regulatory standards that may legally or contractually apply to us. If we fail to follow these security standards, even if no customer information is compromised, we may incur significant fines or experience a significant increase in costs. Many state legislatures have adopted legislation that regulates how businesses operate online, including measures relating to privacy, data security and data breaches. Laws in all 50 states require businesses to provide notice to customers whose personally identifiable information has been disclosed as a result of a data breach. The laws are not consistent, and compliance in the event of a widespread data breach is costly. States are also constantly amending existing laws, requiring attention to frequently changing regulatory requirements. Furthermore, California recently enacted the California Consumer Privacy Act, or the CCPA, which became effective on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation.

Foreign data protection laws, including EU General Data Protection Regulation, or the GDPR, may also apply to health-related and other personal information obtained outside of the United States. The GDPR, which came into effect on May 25, 2018, introduced new data protection requirements in the European Union, as well as potential fines for noncompliant companies of up to the greater of €20 million or 4% of annual global revenue. The regulation imposes numerous new requirements for the collection, use and disclosure of personal information, including more stringent requirements relating to consent and the information that must be shared with data subjects about how their personal information is used, the obligation to notify regulators and affected individuals of personal data breaches, extensive new internal privacy governance obligations and obligations to honor expanded rights of individuals in relation to their personal information (e.g., the right to access, correct and delete their data). Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States, and the efficacy and longevity of current transfer mechanisms between the EU and the United States remains uncertain. For example, in 2016, the EU and United States agreed to a transfer framework for data transferred from the EU to the United States, called the Privacy Shield, but the Privacy Shield was invalidated in July 2020 by the Court of Justice of the European Union.

Compliance with U.S. and foreign data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Failure by us or our partners and third-party providers to comply with U.S. and foreign data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business. Moreover, clinical trial subjects about whom we or our potential partners obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws or breached our contractual obligations, even if we are not found liable, could be expensive and time consuming to defend, could result in adverse publicity and could have a material adverse effect on our business, results of operation and financial condition.

Risks Related to Dependence on Third Parties

M-001 is based on an exclusive license from Yeda, and we could lose our rights to this license if a dispute with Yeda arises or if we fail to comply with the financial and other terms of the license.

We license the core intellectual property for our M-001 product candidate from Yeda under an exclusive license agreement, pursuant to which we received an exclusive worldwide license for the development, manufacturing, use, marketing, sale, distribution and importing of products that are directly or indirectly based on certain patents and patent applications owned by Yeda and/or certain other intellectual property to be developed by Yeda and related thereto. Pursuant to the terms of the license agreement, unless earlier terminated in accordance with the provisions thereof, the license agreement will expire upon the later of: (i) the expiration date of the last patent licensed thereunder; or (ii) in the event only one product will be developed and/or commercialized by utilizing the licensed intellectual property, 15 years from the date of first commercial sale of such product in either the U.S or Europe, following receipt of New Drug Approval from the FDA or equivalent approval in any European country for such product; or (iii) in the event that more than one product will be developed and/or commercialized by utilizing the licensed intellectual property, following the receipt of New Drug Approval from the FDA or equivalent approval in any European country for such product, the expiry of a 20 year period during which there shall not have been a sale of any such products in either the U.S. or any country in Europe. However, Yeda is entitled to terminate the exclusivity rights or to terminate the license agreement with 30 days prior written notice to us if: (a) no commercial sales of at least one product are initiated during six months after receipt of an FDA or similar regulatory approval for commercial marketing; or (b) no sales of any products are reported for over a year after sales of a product have commenced. Yeda and/or the Company (where applicable) will also be entitled to terminate the license agreement by written notice: (x) in the event either party materially breaches any of its obligations under the agreement, provided that such material breach is uncurable or, if curable, is not cured by us within 30 days (or in the case of failure by us to make payments due to Yeda in connection with the license agreement, 10 days) from receipt of notice of such breach; or (y) in the event a temporary or permanent liquidator is appointed for our Company, a resolution is passed to voluntarily wind up our Company, or an order or act is granted for the winding up of our Company, provided that if such order or act was initiated by any third party, such order or act is not cancelled within 120 days; or (z) we contest the validity of one of the patents registered by Yeda. Upon termination of the license agreement, all rights and documents will be returned to Yeda, and other than in the case of expiration pursuant to (i) through (iii) above we will be required to grant Yeda an exclusive world-wide irrevocable license to our know-how and products which are based on the intellectual property licensed from Yeda or that were discovered or occur or arise from the performance of our development work pursuant to the license agreement. In the event of termination of the license agreement due to any reason other than (a), (b) or (x) through (z) above, we will be entitled to receive royalty payments equal to 25% of the net proceeds received by Yeda from the grant to third parties, within the five years following the termination of the license agreement, of a license or other rights which include our developments, up to the aggregate amount of research funds actually expended by us for development. If Yeda terminates the license agreement, or licenses to a third party the intellectual property it had licensed to us pursuant to this license agreement, or if any dispute arises with respect to our arrangement with Yeda, such dispute may disrupt our operations and would likely have a material and adverse impact on us if resolved in a manner that is unfavorable to us. M-001 is based on the intellectual property licensed under the license agreement, and if the license agreement is terminated prior to its expiration, it could have a material adverse effect on our business, prospects and results of operations.

If we wind up our business and operation you may receive no value for our intellectual property

We license the core intellectual property for our M-001 product candidate from Yeda under an exclusive license agreement, which provides that in the event a temporary or permanent liquidator is appointed for our Company, a resolution is passed to voluntarily wind up our Company, or an order or act is granted for the winding up of our Company, Yeda is entitled to terminate the exclusivity rights or terminate the license agreement. If our business is wound up and Yeda terminates the exclusivity rights or terminates the license agreement, you may receive no value for our intellectual property.

If we are ever to conduct additional clinical trials, we would continue to rely on third parties to conduct any such clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

We will rely on third parties such as contract research organizations, clinical data management organizations, medical institutions and clinical investigators, to conduct any future clinical trials on our behalf. Any of these third parties may terminate their engagement with us at any time. If we need to enter into alternative arrangements, it would delay our product development activities.

Our reliance on these third parties for clinical development activities reduces our control over these activities but does not relieve us of our responsibilities. We remain responsible for ensuring that our clinical trial is conducted in accordance with the requirements of the relevant regulator, and failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, third parties that we rely on for our clinical development activities may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for any future product candidate(s). Our product development costs will increase if we experience delays in testing or obtaining marketing approvals.

Use of third parties to manufacture M-001, to the extent our strategic plans involve alternative uses for M-001, or any other future product candidate(s) may increase the risk that we will not have sufficient quantities of such product candidate(s) at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

In August 2018, we relocated to our mid-sized manufacturing facility in Jerusalem, which is capable of manufacturing an annual supply of M-001 and perhaps other future product candidate(s) suitable for regulatory or other similar uses. However, we anticipate that we would rely on a third party CMO for the commercial supply of M-001 or any other future product candidate(s).

Reliance on a third party CMO entails risks, including:

•        Reliance on third party for regulatory compliance and quality assurance;

•        The possible breach of the manufacturing agreement by the third party;

•        The possible failure to manufacture sufficient quantities of M-001 or any other future product candidate(s) due to reasons outside of the reasonable control of the third party;

•        The possible misappropriation of our proprietary information, including our know-how; and

•        The possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

Our CMO may not be able to comply with cGMP regulations or similar regulatory requirements outside of the U.S. Our failure, or the failure of our third party manufacturers to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidate(s), operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidate(s).

We may not obtain the necessary materials for the performance of any future clinical trials in the U.S. or other countries around the world that we may conduct.

Clinical trials we may conduct in the future may involve obtaining materials and information that may not currently be in our possession and that we rely on suppliers and manufacturers to provide. Specifically, as an example, we were not able to satisfy the FDA’s request for information regarding the H5N1 vaccine (including information as to manufacturing, dosage, formulation, etc.) required for our previously contemplated Phase 2 clinical trial in the U.S., and as a result we elected to convert our IND application submitted in June 2013 into a Drug Master File. It is possible that the FDA or any other relevant regulatory body will request that we provide materials or information that are not in our possession at that time before allowing us to proceed with any proposed clinical trials.

Risks Related to Our Intellectual Property

If we fail to adequately protect, enforce or secure rights to the patents which we own or that were licensed to us or any patents we may own or license in the future, the value of our intellectual property rights would diminish and our business and competitive position would suffer.

Our success, competitive position and future revenues, if any, depend in part on our ability to obtain and successfully leverage intellectual property covering our product candidate(s), know-how, methods, processes and other technologies, to protect our trade secrets, to prevent others from using our intellectual property and to operate without infringing the intellectual property rights of third parties.

The risks and uncertainties that we face with respect to our intellectual property rights include, but are not limited to, the following:

•        the degree and range of protection any patents will afford us against competitors;

•        the patents concerning our business activities were not registered in all countries and therefore our patent protection may be lacking in some territories;

•        if and when patents will be issued;

•        whether or not others will obtain patents claiming aspects similar to those covered by our own or licensed patents and patent applications;

•        we may be subject to interference proceedings;

•        we may be subject to opposition or post-grant proceedings in foreign countries;

•        any patents that are issued may not provide meaningful protection;

•        we may not be able to develop additional proprietary technologies that are patentable;

•        other companies may challenge patents licensed or issued to us or our customers;

•        other companies may independently develop similar or alternative technologies, or duplicate our technologies;

•        other companies may design around technologies we have licensed or developed;

•        enforcement of patents is complex, uncertain and expensive; and

•        we may need to initiate litigation or administrative proceedings that may be costly whether we win or lose.

If patent rights covering our product candidate(s) and methods are not sufficiently broad, they may not provide us with any protection against competitors with similar products and technologies. Furthermore, if the United States Patent and Trademark Office, or the USPTO, or any foreign patent office issue patents to us or our licensors, others may challenge the patents or design around the patents, or the patent office or the courts may invalidate the patents. An adverse determination in any opposition, derivation, revocation, re-examination, post-grant and inter parties review or interference proceedings or foreign equivalent, or litigation, challenging our patent rights or the patent rights of others could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Such proceedings and any other patent challenges may result in loss of patent rights, loss of exclusivity, loss of priority or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products or limit the duration of the patent protection of our technology and product candidate(s). Thus, any patents we own or license form or to third parties may not provide any protection against our competitors. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. Moreover, there could be public announcements of the results of hearings, motions or other developments related to any of the foregoing proceedings. If securities analysts or investors perceive those results to be negative, it could cause the price of shares of our common stock to decline. Any of the foregoing could harm our business, results of operations and financial condition.

We cannot be certain that patents will be issued as a result of any pending applications, and we cannot be certain that any of our issued patents or patents licensed from Yeda (or any other third-party in the future) will give us adequate protection from competing products. Further, even if our owned or licensed patent applications issue as patents, the issuance of any such patents is not conclusive as to their inventorship, scope, validity or enforceability and such patents may be challenged, invalidated, narrowed or held to be unenforceable.

We may be subject to a third-party preissuance submission of prior art to the United States Patent and Trademark Office, or USPTO, or equivalent foreign bodies. In addition, since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

Moreover, some of our owned or in-licensed patents and patent applications may in the future be, co-owned with third parties. If we are unable to obtain an exclusive license to any such co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including our competitors, who could market competing products and technology. In addition, we may need the cooperation of any such co-owners in order to enforce such patents against third parties, and such cooperation may not be provided to us.

It is also possible that others may obtain issued patents that could prevent us from commercializing our product candidate(s) or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. If we are unable to license such technology, or if we are forced to license such technology, on unfavorable terms, our business could be materially harmed and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

In addition to patents and patent applications, we depend upon proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors and partners to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. We also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries and inventions. These agreements may not, however, provide adequate protection for our know-how or other proprietary information in the event of any unauthorized use or disclosure.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to office actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

Costly litigation may be necessary to protect our intellectual property rights and we may be subject to claims alleging the violation of the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of others. In the event that another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by us in pending applications, we may be required to participate in an interference proceeding declared by the USPTO to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome is favorable to us. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

The cost to us of any patent litigation or other proceeding relating to our licensed patents or patent applications, even if resolved in our favor, could be substantial and could divert management’s resources and attention. Competitors and other third parties may infringe, misappropriate or otherwise violate our issued patents or other intellectual property or the patents or other intellectual property of our licensors. Our ability to enforce our patent protection could be limited by our financial resources, and may be subject to lengthy delays. In addition, our patents or the patents of our licensors may become involved in inventorship or priority disputes. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents or that our patents are invalid or unenforceable. In a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology. An adverse result in any litigation proceeding could put one or more of our owned or licensed patents at risk of being invalidated, held unenforceable or interpreted narrowly. We may find it impractical or undesirable to enforce our intellectual property against some third parties.

A third party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as research, development and the sale of any future product candidate(s). Such lawsuits are expensive and would consume time and other resources. There is a risk that a court will decide that we are infringing the third party’s patents and will order us to cease the activities claimed by the patents, including to cease commercializing the infringing technology or product candidate(s), redesign our product candidate(s) or processes to avoid infringement, which may be impossible or require substantial time and monetary expenditure, or obtain licenses (which may not be available on commercially reasonable terms or at all). In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents.

There is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us, and it could require us to make substantial licensing and royalty payments. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties and other fees. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our product candidate(s), technologies or other matters. Any claims of infringement asserted against us, whether or not successful, may have a material adverse effect on us. Any of the foregoing events would harm our business, financial condition, results of operations and prospects.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims could result in substantial costs and diversion of management resources, which could harm our business. In addition, the uncertainties associated with litigation could compromise our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs or in-license needed technology or other product candidate(s). There could also be public announcements of the results of the hearing, motions or other interim proceedings or developments. If securities analysts or investors perceive those results to be negative, it could cause the price of shares of our common stock to decline. Any of the foregoing events could harm our business, financial condition, results of operations and prospects.

We rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we employ them, the agreements can be difficult and costly to enforce. Although we seek to enter into these types of agreements with our contractors, consultants, advisors and research and other partners, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with M-001 or any other future product candidate(s). If a dispute arises, a court may determine that the right belongs to a third party. In addition, enforcement of our rights can be costly and unpredictable. We also rely on trade secrets and proprietary know-how that we seek to protect in part by confidentiality agreements with our employees, contractors, consultants, advisors or others. We cannot guarantee that we have entered into such agreements with each party that may have or has had access to our trade secrets or proprietary technology and processes. Despite the protective measures we employ, we still face the risk that:

•        these agreements may be breached;

•        these agreements may not provide adequate remedies for the applicable type of breach;

•        our proprietary know-how will otherwise become known; or

•        our competitors will independently develop similar technology or proprietary information.

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent law outside the United States may be different than in the United States. Further, the laws of some foreign countries, such as China where certain patents owned or licensed by us were granted, may not protect our intellectual property rights to the same extent as the laws of the United States, if at all. A failure to obtain sufficient intellectual property protection in any foreign country could materially and adversely affect our business, results of operations and future prospects. Moreover, we may participate in opposition proceedings to determine the validity of our foreign patents or our competitors’ foreign patents, which could result in substantial costs and divert management’s resources and attention. Additionally, due to uncertainty in patent protection law, we have not filed patent applications in many countries where significant markets exist.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

•        others may be able to make compounds that are the same as or similar to M-001 or any other future product candidate(s) but that are not covered by the claims of the patents that we own or have exclusively licensed;

•        we or our licensors or any future strategic partners might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

•        we or our licensors or any future strategic partners might not have been the first to file patent applications covering certain of our inventions;

•        others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•        it is possible that our pending patent applications will not lead to issued patents;

•        issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

•        our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•        we may not develop additional proprietary technologies that are patentable; and

•        the patents of others may have an adverse effect on our business.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that employees, partners or other third parties who were involved in the development of intellectual property for the Company have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who were involved in the development of intellectual property for the Company. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been and may in the future be developed by our employees in the course of their employment for us. Under the Israeli Patents Law, 5727-1967, or the Patents Law, inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patents Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, shall determine whether the employee is entitled to remuneration for his inventions. Decisions by the Committee have created uncertainty in this area, as it held that employees may be entitled to remuneration for their service inventions despite having specifically waived any such rights. However, a later decision by the Committee held that such right can be waived by the employee. The Committee further held that an explicit reference to the waived right is not necessary in every circumstance in order for the employee’s waiver of such right to be valid. Such waiver can be formalized in writing or orally or be implied by the actions of the parties in accordance with the rules of interpretation of Israeli contract law. We generally enter into assignment-of-invention agreements with our employees pursuant to which such individuals assign to us all rights to any inventions created in the scope of their employment or engagement with us. Although our employees have agreed to assign to us service invention rights, we may face claims demanding remuneration in consideration for assigned inventions.

We may receive less revenue from any future product candidate(s) if any of our employees successfully claim for compensation for their work in developing our intellectual property, which in turn could impact our future profitability.

Our employees may have been previously employed at other biotechnology or pharmaceutical companies. Although we try to ensure that our employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these individuals have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s former employer. Litigation may be necessary to defend against these claims. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs, delay development of our product candidate(s) and be a distraction to management. Any of the foregoing events would harm our business, prospects and results of operations.

Patent terms may be inadequate to protect our competitive position on our product candidate(s) for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidate(s) are obtained, once the patent life has expired for a product candidate(s), we may be open to competition from competitive medications, including generic medications. Given the amount of time required for the development, testing and regulatory review of new product candidate(s), patents protecting such product candidate(s) might expire before or shortly after such product candidate(s) are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing product candidate(s) similar or identical to ours.

Depending upon the timing, duration and conditions of any FDA marketing approval of our product candidate(s), one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments, and one or more of our foreign patents may be eligible for patent term extension under similar legislation, for example, in the European Union. In the United States, the Hatch-Waxman Amendments permit a patent term extension of up to five years for a patent covering an approved product as compensation for effective patent term lost during product development and the FDA regulatory review process. However, there are no assurances that the FDA or any comparable foreign regulatory authority or national patent office will grant such extensions, in whole or in part. For example, we may not receive an extension if we fail to exercise due diligence during the testing phase or regulatory review process, fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension could be less than we request. Only one patent per approved product can be extended, the extension cannot extend the total patent term beyond 14 years from approval, and only those claims covering the approved drug, a method for using it or a method for manufacturing it may be extended. If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we can enforce our patent rights for the applicable product candidate(s) will be shortened, and our competitors may obtain approval to market competing products sooner. As a result, our revenue from applicable product candidate(s) could be reduced. Further, if this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case, and our competitive position, business, financial condition, results of operations and prospects could be materially harmed.

Risks Related to Our Operations in Israel

Potential political, economic and military instability in the State of Israel, where our senior management, our head executive office, research and development, and manufacturing facilities are located, may adversely affect our results of operations.

Our principal executive office, our research and development facilities and our current manufacturing facility are located in Israel. Our officers and most of our directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. In the last decade, there have been escalations in violence between Israel, on the one hand, and Hamas, the Palestinian Authority and/or other groups, on the other hand, as well as extensive hostilities along Israel’s border with the Gaza Strip, which resulted in missiles being fired from Gaza into southern and central Israel, including near Tel Aviv and at areas surrounding

Jerusalem. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel. Our offices and laboratory, located in Jerusalem, Israel, are within the range of the missiles and rockets that have been fired at Israeli cities and towns from Gaza sporadically since 2006, with escalations in violence during which there were a substantially larger number of rocket and missile attacks aimed at Israel. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Further, in the past, the State of Israel and Israeli companies were subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

Our operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, financial condition and results of operations.

Investors may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, against us, or our executive officers and directors or asserting U.S. securities laws claims in Israel.

We are incorporated in Israel. Most of our current executive officers and directors reside in Israel and most of our assets reside outside of the United States. Therefore, a judgment obtained against us or any of these persons in the United States, including one based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court unless certain provisions of Israeli law are satisfied. It may also be difficult to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel.

Under Israeli law, if U.S. law is found to be applicable to such a claim, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Under applicable U.S. and Israeli law, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. In addition, employees may be entitled to seek compensation for their inventions irrespective of their agreements with us, which in turn could impact our future profitability.

We generally enter into non-competition agreements with our employees and key consultants. These agreements prohibit our employees and key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

Your rights and responsibilities as our shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Since we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S.-based corporations. In particular, a shareholder of an Israeli company, such as us, has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards us and other shareholders and to refrain from abusing its power in us, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to our articles of association, an increase of our authorized share capital, a merger and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders vote or to appoint or prevent the appointment of an office holder of ours or other power towards us has a duty to act in fairness towards us. However, Israeli law does not define the substance of this duty of fairness. Since Israeli corporate law underwent extensive revisions approximately 15 years ago, the parameters and implications of the provisions that govern shareholder behavior have not been clearly determined. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

Changes in Israeli tax laws and examinations by the Israeli Tax Authorities could increase our overall tax liabilities.

We are subject to various taxes and tax compliance obligations in Israel. Changes in Israeli tax laws and regulations or their implementation in the future could increase our tax liabilities and our tax compliance obligations. In addition, the proper application of Israeli tax laws is subject to certain uncertainties and require the exercise of judgement. We may be subject to examinations by the Israeli Tax Authorities, and if our application or interpretation of Israeli tax laws is successfully challenged, we could be subject to additional tax liabilities, including interest and penalties, which could adversely affect our business and financial position.

Provisions of Israeli law may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, the holder of a majority of each class of securities of the target company must approve a merger. Moreover, a full tender offer can only be completed if the acquirer receives at least 95% of the issued share capital (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer, except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer), and the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition (unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights).

Our articles of association provide that our directors (other than external directors) are elected to terms, with only two or three of our directors (other than external directors) to be elected each year, in each case for a term of three years. The staggering of the terms of our directors prevents a potential acquirer from readily replacing our entire board of directors at a single annual general shareholder meeting. This could prevent an acquirer from seeking to effect a change in control of our company by proposing an acquisition proposal offer opposed by our board, even if beneficial to our shareholders.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to those of our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no actual disposition of the shares has occurred.

These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

The Israeli government grants that we received require us to meet several conditions and may restrict our ability to manufacture some of our product candidate(s) and transfer relevant know-how outside of Israel and require us to satisfy specified conditions.

We received Israeli government grants for certain research and development expenditures. The terms of these grants may require us to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. In addition, under the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984, or the Innovation Law, and related rules and regulations promulgated thereunder to which we are subject due to our receipt of grants from the Israeli Innovations Authority, or IIA (formerly known as the Office of the Chief Scientist of the Israeli Ministry of Economy, or OCS), a recipient of IIA grants such as us must report to the IIA regarding any change of control or any change in the holding of the means of control of our Company which transforms any non-Israeli citizen or resident into an “interested party”, as defined in the Innovation Law, in our Company, and in the latter event, the non-Israeli citizen or resident shall execute an undertaking in favor of the IIA, in a form provided under the IIA guidelines.

Because a certain portion of our expenses is incurred in currencies other than the U.S. Dollar, our results of operations may be harmed by currency fluctuations and inflation.

Our reporting and functional currency is the NIS, but some portion of our operational expenses are in U.S. Dollars and Euros. As a result, we are exposed to some currency fluctuation risks. We may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rate of the currencies mentioned above in relation to the NIS. These measures, however, may not adequately protect us from adverse effects.

We received Israeli government grants towards some of our research and development activities. The terms of these grants may require us to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. If we do not meet these conditions, we may be required to pay penalties in addition to the repayment of the grants. Such grants may be terminated or reduced in the future, which would increase our costs.

Our research and development efforts have been financed, partially, through grants that we received from the IIA, formerly known as the OCS. We therefore must comply with the requirements of the Innovation Law and related rules and guidelines, including, but not limited to, paying royalties to the IIA on income generated from the sale of products and related services associated with research and development programs funded by the IIA. We have received significant in IIA grants in the past.

The discretionary approval of an IIA committee will be required for any transfer to third parties outside of Israel of know-how related to M-001, which has been developed with IIA funding. We may not receive the required approvals should we wish to transfer this technology, manufacturing and/or development outside of Israel in the future. We may be required to pay penalties and/or additional payments for such activities, such as with respect to a transfer of IIA funded know-how abroad, payment of a redemption fee calculated according to the formulas provided in the IIA’s rules and guidelines, in addition to repayment of the grants. Such grants may be terminated or reduced in the future, which would increase our costs. IIA approval is not required for the export of any products resulting from the IIA funded research or development in the ordinary course of business.

Risks Related to our Securities.

The controlling share ownership position of Angels Investments in High Tech Ltd. will limit your ability to elect the members of our board of directors, may adversely affect our share price and will result in our non-affiliated investors having limited influence on corporate actions.

Angels Investments in High Tech Ltd. (“AIHT”) is currently our controlling shareholder. As of December 31, 2020, AIHT beneficially owned 37.1% of the voting power of our outstanding Ordinary Shares. Therefore, AIHT has the ability to substantially influence us through this ownership position. For example, AIHT may be able to substantially influence elections of directors, amendments of our organizational documents, and approval of any merger, amalgamation, sale of assets or other major corporate transaction. AIHT’s interests may not always coincide with our corporate interests or the interests of other shareholders, and it may exercise its voting and other rights in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as it continues to own a significant amount of our equity, AIHT will continue to be able to strongly influence our decisions.

We incur significant costs as a public company in the United States, and our management is required to devote substantial additional time to new compliance initiatives as well as to compliance with ongoing U.S. and Israeli reporting requirements.

We are a publicly traded company in the U.S. As a public company in the U.S., we incur additional significant accounting, legal and other expenses. We also incur costs associated with corporate governance requirements of the SEC and the NASDAQ Capital Market, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC and the NASDAQ Capital Market, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, if any, or as executive officers.

There is a significant risk that we will be a passive foreign investment company for U.S. federal income tax purposes for the current or any other taxable year, which generally would result in adverse U.S. federal income tax consequences to our U.S. investors.

There is a significant risk that we will be treated as a passive foreign investment company, or PFIC, for our current or any other taxable year. In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income (the “income test”) or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income (the “assets test”). Generally, passive income includes interest, dividends, rents, royalties and certain gains. Cash is a passive asset for PFIC purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

The assets shown on our balance sheet are expected to consist primarily of cash and cash equivalents following this offering. Therefore, whether we will satisfy the assets test for the current or any future taxable year will depend largely on the quarterly value of our goodwill, and on how quickly we utilize our current and future cash balances (including cash raised in this offering) in our business. The value of our goodwill may be determined, in large part, by reference to the market price of our ADSs, which suffered a significant decline since the publication of the negative results of our Phase 3 pivotal trial and could decline further. Therefore, because we hold, and expect to continue to hold, substantial amounts of cash, there is a significant risk that we will be a PFIC under the assets test due to our decreased market capitalization and the volatility of our ADSs price. In addition, there is no assurance that the Internal Revenue Service will not assert that for purposes of the assets test a portion of our goodwill is not an active asset, in which case our risk of being or becoming a PFIC will increase. Further, it is not entirely clear how the income test should apply to a company like us and we may be a PFIC for any taxable year if the amount of our interest and other passive income constitutes 75% or more of our overall gross income as calculated for U.S. federal income tax purposes (generally, gross receipts minus cost of goods sold). Moreover, as we are considering strategic alternatives to our business model, the composition of our income and assets may change. For these reasons, and since a company’s annual PFIC status can be determined only after the end of each taxable year, we cannot express a view as to whether we will be a PFIC for the current or any future taxable year. U.S. investors should therefore invest in our ADSs only if they are willing to bear the U.S. federal income tax consequences of an investment in a PFIC.

If we are a PFIC for any taxable year during which a U.S. investor owns our ADSs or Ordinary Shares, such U.S. investor could be subject to certain adverse U.S. federal income tax consequences, including increased tax liability on gains from dispositions of the ADSs and Ordinary Shares and certain distributions, and a requirement to file annual reports with the Internal Revenue Service. We intend to post on our website the information necessary for a U.S. investor to make a qualifying electing fund (“QEF”) election with respect to us and each Lower-tier PFIC (as defined in “Taxation — Material U.S. Federal Income Tax Considerations”) that is wholly-owned by us, for the current or any future taxable year, if (i) our investment income constitutes 75% or more of our gross receipts for such taxable year, or (ii) we otherwise determine that we were a PFIC for such taxable year. Any such QEF election will result in U.S. federal income tax consequences that are different from the general PFIC rules. See “Taxation — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules” for more information.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, results of operation or financial condition. In addition, current and potential shareholders could lose confidence in our financial reporting, which could have a material adverse effect on the price of the ADSs.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Disclosing deficiencies or weaknesses in our internal controls, failing to remediate these deficiencies or weaknesses in a timely fashion or failing to achieve and maintain an effective internal control environment may cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the price of the ADSs. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

We are a “foreign private issuer” and have disclosure obligations that are different from those of U.S. domestic reporting companies.

We are a foreign private issuer and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements that comply with the requirements applicable to U.S. domestic reporting companies. Furthermore, although under the regulations promulgated under the Companies Law, as an Israeli public company listed overseas we will be required to disclose the compensation of our five most highly compensated officers on an individual basis (rather than on an aggregate basis, as was previously permitted for Israeli public companies listed overseas prior to such amendment), this disclosure will not be as extensive as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report short-swing profit recovery contained in Section 16 of the Exchange Act. Also, as a “foreign private issuer,” we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

As a “foreign private issuer,” we are permitted, and follow certain home country corporate governance practices instead of otherwise applicable SEC and NASDAQ Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

As a “foreign private issuer,” we are permitted, and follow certain home country corporate governance practices instead of those otherwise required under the listing rules of the Nasdaq Capital Market for domestic U.S. issuers. For instance, we intend to follow home country practice in Israel with regard to, among other things, board independence requirements, director nomination procedures and quorum requirements. In addition, we may follow our home country law instead of the listing rules of the Nasdaq Capital Market that require that we obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in the Company, and certain acquisitions of the stock or assets of another company. We also intend to follow our home country rules regarding the periodic approval of and changes to the formal charter for our compensation committee instead of the listing rules of the Nasdaq Capital Market. We may in the future elect to follow home country corporate governance practices in Israel with regard to other matters. Following our home country corporate governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection to you than what is accorded to investors under the listing rules of the Nasdaq Capital Market applicable to domestic U.S. issuers.

We may lose our foreign private issuer status which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. If in the future we are not a foreign private issuer as of the last day of the second fiscal quarter in any fiscal year, we would be required to comply with all of the periodic disclosure, current reporting requirements and proxy solicitation rules of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either (a) a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our managing directors, supervisory directors and executive officers may not be United States citizens or residents, (ii) more than 50% of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we were to lose this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to us if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the costs we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. These rules and regulations could also make it more difficult for us to attract and retain qualified managing directors and supervisory directors.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our traded securities, our securities price and trading volume could be negatively impacted.

The trading market for our securities may be influenced by the research and reports that industry or securities analysts publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the securities, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could negatively impact the price of our securities or their trading volume.

The market price for the ADSs has been and will likely remain volatile.

The market price for our ADSs has been and is likely to remain highly volatile and subject to wide fluctuations in response to numerous factors including the following:

•        our failure to identify and execute on a strategic alternative to M-001;

•        our failure to obtain the authorizations necessary to commence future clinical trials;

•        results of clinical and preclinical studies;

•        announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•        announcements of technological innovations, new product candidate(s) or product enhancements by us or others;

•        adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•        changes or developments in laws, regulations or decisions applicable to our product candidate(s) or patents;

•        any adverse changes to our relationship with manufacturers or suppliers;

•        announcements concerning our competitors or the pharmaceutical or biotechnology industries in general;

•        achievement of expected product sales and profitability or our failure to meet expectations;

•        our commencement of or results of, or involvement in, litigation, including, but not limited to, any product liability actions or intellectual property infringement actions;

•        any major changes in our board of directors, management or other key personnel;

•        legislation in the United States, Europe and other foreign countries relating to the sale or pricing of pharmaceuticals;

•        announcements by us of entering into or termination of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

•        expiration or terminations of licenses, research contracts or other collaboration agreements;

•        public concern as to the safety of therapeutics we, our licensees or others develop;

•        success of research and development projects;

•        developments concerning intellectual property rights or regulatory approvals;

•        variations in our and our competitors’ results of operations;

•        changes in earnings estimates or recommendations by securities analysts, if our ADSs are covered by these analysts;

•        future issuances of Ordinary Shares, ADSs or other securities;

•        general market conditions, including the volatility of market prices for shares of biotechnology companies generally, and other factors, including factors unrelated to our operating performance;

•        nationalization of flu vaccines as part of a pandemic due to as part of national security, for example, under the U.S., Defense Production Act seizure of manufacturing; and

•        the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of the ADSs, which would result in substantial losses by our investors.

In the past, securities class action litigation has often been brought against a company and its management following a decline in the market price of its securities. This risk is especially relevant for biopharmaceutical companies, which have experienced significant share price volatility in recent years. Such litigation, if instituted against us, could cause us or members of our management to incur substantial costs and divert management’s attention and resources from our business.

In addition, the trading prices for common stock of other biopharmaceutical companies have been highly volatile as a result of the COVID-19 pandemic. The COVID-19 outbreak continues to rapidly evolve. The extent to which the outbreak may impact our business, preclinical studies and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of any particular company. These market fluctuations may also have a material adverse effect on the market price of the ADSs.

Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

Substantial sales of our ADSs on Nasdaq may cause the market price of our ADSs to decline. Sales by us or our security holders of substantial amounts of our ADSs, or the perception that these sales may occur in the future, could cause a reduction in the market price of our ADSs.

The issuance by the Company of any additional ADSs, or grant of any securities by the Company that are exercisable for or convertible into our Ordinary Shares or ADSs, may have an adverse effect on the market price of our ADSs and will have a dilutive effect on our existing shareholders and holders of ADSs.

We have not paid, and do not currently intend to pay, dividends on our Ordinary Shares and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our securities.

We have not paid any cash dividends on our Ordinary Shares since inception. We do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Moreover, the Israeli Companies Law, as amended, or the Companies Law, imposes certain restrictions on our ability to declare and pay dividends. As a result, investors in the ADSs will not be able to benefit from owning these securities unless their market price becomes greater than the price paid by such investors and they are able to sell such securities. We cannot assure you that you will ever be able to resell our securities at a price more than the price paid.

You may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive dividends or other distributions on our Ordinary Shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Ordinary Shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited Ordinary Shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, Ordinary Shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Ordinary Shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

Holders of ADSs must act through the depositary to exercise their rights as our shareholders.

Holders of the ADSs do not have the same rights of our ordinary shareholders and may only exercise the voting rights with respect to the underlying Ordinary Shares in accordance with the provisions of the deposit agreement for the ADSs. Under Israeli law, the minimum notice period required to convene a shareholders meeting is no less than 35 or 21 calendar days, depending on the proposals on the agenda for the shareholders meeting. When a shareholder meeting is convened, holders of the ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw their Ordinary Shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of the ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of the ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of the ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as a holder of ADSs, they will not be able to call a shareholders’ meeting.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

Your percentage ownership in us may be diluted by future issuances of share capital, which could reduce your influence over matters on which shareholders vote.

Our board of directors has the authority, in most cases without action or vote of our shareholders, to issue all or any part of our authorized but unissued shares, including Ordinary Shares and ADSs issuable upon the exercise of outstanding options. Issuances of additional shares and ADSs would reduce your influence over matters on which our shareholders vote.

Risks Related to the Offering and Ownership of the ADSs

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common shares to decline and delay the development of our product candidate(s). Pending their use, we may invest the net proceeds from this offering and the concurrent private placement in a manner that does not produce income or that loses value. We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the book value per ADS you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of            ADSs in this offering, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value would be $          , or approximately $           per ADS, as of September 30, 2020. If you purchase ADSs in this offering, you will suffer immediate and substantial dilution of approximately $           per ADS. If the underwriters exercise their option to purchase additional ADSs, you will experience additional dilution. See “Dilution” on page S-49 for a more detailed discussion of the dilution you will incur in connection with this offering.

ADSs representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our ADSs to decline.

All of our ADSs sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our ADSs may be sold in the public market following this offering. These sales, and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, may cause the market price of our ADSs to decline. This could make it more difficult for you to sell your ADSs at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for our ADSs at prices that may not be the same as the price per ADS in this offering. We may sell ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to the rights of ADSs holders. The price per ADS at which we sell additional ADSs or securities convertible or exchangeable into ADSs, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

If securities or industry analysts cease to publish research reports about us or our industry, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs is influenced by research reports that industry or securities analysts publish about us or our industry. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs to decline.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of       our ADSs representing           Ordinary Shares in this offering will be approximately $         or approximately $ if         the underwriter         exercises in full its option to purchase additional ADSs, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

We intend to use the net proceeds from the offering, together with our existing cash and cash equivalents, for general corporate purposes, which may include working capital, research and development activities, regulatory matters, capital investment or other related purposes. We may also use a portion of any net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our business focus, although we have no current commitments or agreements in those regards.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending their use, we plan to invest the net proceeds from this offering in short-and intermediate-term interest-bearing financial assets and certificates of deposit.

DILUTION

If you invest in our ADSs, your interest will be diluted immediately to the extent of the difference between the offering price per ADS and our as-adjusted net tangible book value per ADS after this offering.

Our net tangible book value as of September 30, 2020 was approximately $(2.7) million, or approximately $(0.27) per ADS. Net tangible book value per ADS represents the amount of our total tangible assets minus total liabilities divided by the total number of our Ordinary Shares outstanding as of September 30, 2020 and multiplying such amount by 40 (one ADS represents 40 Ordinary Shares).

After giving effect to the sale of               ADSs in this offering by this prospectus supplement at the public offering price of $               per ADS, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $              , or approximately $               per ADS. This represents an immediate increase in net tangible book value of approximately $               per ADS to our existing shareholders and an immediate dilution in net tangible book value of approximately $               per ADS to investors participating in this offering, as illustrated by the following table:

Offering price per ADS			$
Net tangible book value per ADS as of September 30, 2020		$(0.27)
Increase in net tangible book value per ADS attributable to this offering	$
As adjusted net tangible book value per ADS as of September 30, 2020 after giving effect to this offering			$
Dilution per ADS to investors participating in this offering			$

If the underwriter exercises in full its option to purchase               additional ADSs at the public offering price of $        per ADS, the as-adjusted net tangible book value after this offering would be approximately $        per ADS, representing an increase in net tangible book value of approximately $        per ADS to existing security holders and immediate dilution in net tangible book value of approximately $             per ADS to investors participating in this offering at the public offering price.

The above discussion and table are based on 11,527,146 ADSs outstanding as of September 30, 2020, and excludes as of such date:

(i)     2,334,502 ADSs issuable upon the exercise of outstanding options at a weighted average exercise price of $9.50 per ADS outstanding under our 2005 Israeli Share Option Plan and our 2018 Israeli Share Option Plan; and

(ii)    126,050 ADSs issuable upon the vesting of restricted share units outstanding under our 2005 Israeli Share Option Plan as of September 30, 2020.

The as-adjusted information discussed above is illustrative only. Our net tangible book value following the completion of the offering is subject to further adjustment based on the actual offering price of our ADSs and other terms of this offering determined at pricing.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2020:

•        on an actual basis; and

•        on an as-adjusted basis to reflect the sale of          ADSs representing          Ordinary Shares in this offering, and the receipt by us of net proceeds of approximately $           million, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us in connection with this offering.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
(In thousands, except share data)	Actual	As Adjusted
	(unaudited)
Total debt	$17,217	$
Ordinary Shares, no par value: 600,000,000 Ordinary Shares authorized and 402,351,657 Ordinary Shares issued and outstanding	— *
Share premium	89,757
Accumulated deficit	(90,292)
Total shareholders’ equity	$(535)	$
Total capitalization	$16,681	$

____________

*        Less than $1.00

The above discussion and table are based on 11,527,146 ADSs outstanding as of September 30, 2020, and excludes as of such date:

(i)     2,334,502 ADSs issuable upon the exercise of outstanding options at a weighted average exercise price of $9.50 per ADS outstanding under our 2005 Israeli Share Option Plan and our 2018 Israeli Share Option Plan; and

(ii)    126,050 ADSs issuable upon the vesting of restricted share units outstanding under our 2005 Israeli Share Option Plan as of September 30, 2020.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares or ADSs. It is based on laws, administrative pronouncements, judicial decisions, final, proposed and temporary regulations and the U.S.-Israel Tax Treaty as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. You should consult your own tax advisor concerning the tax consequences of your particular situation, including any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

Israeli Tax Considerations and Government Programs

The following is a brief summary of the material Israeli income tax laws applicable to us. This section also contains a discussion of material Israeli income tax consequences concerning the ownership and disposition of our Ordinary Shares and ADSs (together the “Shares”). This summary does not discuss all the aspects of Israeli income tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. This summary is based on laws and regulations in effect as of the date of this prospectus and does not take into account possible future amendments which may be under consideration, or changes to the applicable judicial or administrative interpretations of Israeli law, possibly with a retroactive effect, which can affect the tax consequences described below.

General corporate tax in Israel

Taxable income of Israeli companies was subject to tax at the rate of 26.5% in 2015, 25% in 2016, 24% in 2017 and 23% in 2018 and thereafter. Capital gains derived by an Israeli resident company are generally subject to tax at the same rate as the corporate tax rate. Generally, under Israeli tax legislation, a corporation will be considered as an “Israeli Resident” if it meets one of the following: (a) it was incorporated in Israel; or (b) the control and management of its business are exercised in Israel. However, the effective tax rate payable by a company that derives income from a Benefited Enterprise or a Preferred Enterprise may be less. Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate.

Capital Gains Tax on Sales of Our Ordinary Shares

Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares in Israeli companies, by both residents and non-residents of Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. The real gain is the excess of the total capital gain over the inflationary surplus.

The following discussion refers to the sale of our Ordinary Shares. However, the same tax treatment would apply to the sale of our ADSs.

Taxation of Israeli residents

As of January 1, 2012, the tax rate generally applicable to the capital gains derived from the sale of shares, whether listed on a stock market or not, is 25% for Israeli individuals, unless such shareholder is considered a “significant shareholder” at any time during the 12-month period preceding such sale (i.e., such shareholder holds directly or indirectly, including jointly with others, at least 10% of any means of control in the company) in which case the tax rate will be 30%. Israeli companies are subject to the corporate tax rate on capital gains derived from the sale of listed shares. However, different tax rates may apply to dealers in securities and shareholders who acquired their shares prior to an initial public offering.

As of January 1, 2013, shareholders that are individuals who have taxable income that exceeds NIS 800,000 in a tax year (linked to the CPI each year), will be subject to an additional tax, referred to as Income Surtax, at the rate of 2% on their taxable income for such tax year which is in excess of such threshold. Under an amendment enacted in December 2016 to the Tax Ordinance, for tax year 2017 and thereafter the rate of High Income Tax was increased to 3% and will be applicable to annual income exceeding NIS 640,000 (linked to the CPI each year – NIS 651,500 as for 2020). For this purpose, taxable income will include taxable capital gains from the sale of our shares and taxable income from dividend distributions.

Taxation of Non-Israeli Residents

Non-Israeli residents are generally exempt from Israeli capital gains tax on any gains derived from the sale of shares of Israeli companies publicly traded on a recognized stock market outside of Israel, provided that, among other conditions, the gains did not derive from a permanent establishment of such shareholders in Israel. However, non-Israeli corporations will not be entitled to such exemption if Israeli residents, whether directly or indirectly (including jointly with others) (i) have a controlling interest of more than 25% in such non-Israeli corporation, or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation. Such exemption may be conditioned upon the fulfillment of certain procedural conditions, such as submitting a declaration regarding the non-Israeli resident’s residency status and his/her entitlement for such exemption and/or other documents per the request of the Israeli Tax Authority.

In addition, the sale, exchange or disposition of our Ordinary Shares by a shareholder who is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty), and who holds Ordinary Shares as a capital asset, may be exempt from Israeli capital gains tax under the U.S.-Israel Tax Treaty unless either (i) the shareholder holds, directly or indirectly, shares representing 10% or more of our voting power during any part of the 12-month period preceding such sale; (ii) the capital gains arising from such sale are attributable to a permanent establishment of the shareholder located in Israel; (iii) the shareholder is an individual and was present in Israel for 183 days or more during the relevant taxable year; (iv) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; or (v) the capital gain arising from such sale, exchange or disposition is attributed to royalties. If the above conditions are not met, the U.S. resident would be subject to Israeli tax, to the extent applicable.

Taxation of Dividends Paid on our Ordinary Shares

The following discussion refers to dividends paid on our Ordinary Shares. However, the same tax treatment would apply to dividends paid on our ADSs. The Company does not currently intend to pay cash dividends.

Taxation of Israeli Residents

Israeli resident individuals are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares, other than bonus shares (share dividends) or stock dividends. As of January 1, 2012, the tax rate applicable to such dividends is 25% or 30% for a shareholder that is considered a significant shareholder at any time during the 12-month period preceding such distribution. Dividends paid out of profits sourced from ordinary income are subject to withholding tax at the rate of 25% or 30%.

All dividend distributions to Israeli resident corporations are not subject to a withholding tax.

For information with respect to the applicability of Income Surtax on distribution of dividends, please see “Capital Gains Tax on Sales of Our Ordinary Shares” and “Taxation of Israeli Residents” above in this Item.

Taxation of Israeli Resident Corporations on Receipt of Dividends

Israeli resident corporations are generally exempt from Israeli corporate income tax with respect to dividends paid on our Shares.

Taxation of Non-Israeli Residents

Non-residents of Israel, both companies and individuals, are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares, at the aforementioned rates applicable to Israeli residents, which tax will be withheld at source, unless a different rate is provided in a treaty between Israel and the shareholder’s country of residence.

Under the U.S.-Israel Treaty, the maximum Israeli withholding tax on dividends paid by us is 25%. The U.S.-Israel Tax Treaty further provides for a 12.5% Israeli dividend withholding tax rate on dividends paid by an Israeli company to a U.S. corporation owning at least 10% or more of such Israeli company’s issued voting power for, in general, the part of the tax year which precedes the date of payment of the dividend and the entire preceding tax year. The lower 12.5% rate applies only to dividends paid from regular income (and not derived from an Approved, Benefited or Preferred Enterprise) in the applicable period and does not apply if the company has more than 25% of its gross income derived from certain types of passive income (if the conditions mentioned above are met, dividends from income of an Approved, Privileged or Preferred Enterprise are subject to a 15% withholding tax rate under the U.S.-Israel Tax Treaty). Residents of the United States generally will have withholding tax in Israel deducted at source.

A non-resident of Israel who has dividend income derived from or accrued in Israel, from which all the tax was withheld at source, is generally exempt from the duty to file tax returns in Israel with respect to such income, provided such income was not derived from a business conducted in Israel by the taxpayer and that the taxpayer is not subject to Income Surtax (which may apply to non-Israeli resident individuals who have taxable income that exceeds a certain threshold in a tax year, as specified above with respect to Israeli residents).

Estate and gift tax

Israeli law presently does not impose estate or gift taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR ISRAELI TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ADSs and Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular person’s decision to acquire ADSs. This discussion applies only to a U.S. Holder that acquires our ADSs in this offering and holds our ADSs or Ordinary Shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, any aspect of the provisions of the Internal Revenue Code of 1986, as amended, or the Code, commonly known as the Medicare tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•        insurance companies, banks, regulated investment companies and certain other financial institutions;

•        real estate investment trusts;

•        U.S. expatriates;

•        dealers or traders in securities that use a mark-to-market method of tax accounting;

•        persons holding ADSs or Ordinary Shares as part of a hedge, straddle or other risk reduction strategy or other integrated transaction;

•        persons entering into a constructive sale with respect to the ADSs or Ordinary Shares;

•        persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•        entities classified as partnerships for U.S. federal income tax purposes;

•        tax exempt entities, governmental organizations, “individual retirement accounts” or “Roth IRAs”;

•        persons that own or are deemed to own 10% or more of our stock by vote or value; or

•        persons holding our ADSs or Ordinary Shares in connection with a trade or business conducted outside of the United States.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes owns our ADSs or Ordinary Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partnership level. Partnerships owning our ADSs or Ordinary Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal tax consequences of purchasing, owning and disposing of the ADSs or Ordinary Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the Israel-U.S. Tax Treaty (the “Treaty”), all as of the date of this prospectus supplement, any of which is subject to change, possibly with retroactive effect. Changes to any such laws or authorities subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.

For purposes of this discussion, a “U.S. Holder” is a person that, for U.S. federal income tax purposes, is a beneficial owner of ADSs or Ordinary Shares, as the case may be, and is:

•        a citizen or individual resident of the United States;

•        a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•        an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences that may arise under the laws of any state, local or non-U.S. taxing jurisdiction.

In general, U.S. Holders of our ADSs will be treated as owning the underlying Ordinary Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges our ADSs for the underlying Ordinary Shares.

Passive Foreign Investment Company Rules

There is a significant risk that we will be treated as a passive foreign investment company, or PFIC, for our current or any other taxable year. In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income (the “income test”) or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income (the “assets test”). For purposes of the PFIC rules for any taxable year, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Generally, passive income includes interest, dividends, rents, royalties and certain gains. Cash is a passive asset for PFIC purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

The assets shown on our balance sheet are expected to consist primarily of cash and cash equivalents following this offering. Therefore, whether we will satisfy the assets test for the current or any future taxable year will depend largely on the quarterly value of our goodwill, and on how quickly we utilize our current and future cash balances (including cash raised in this offering) in our business. The value of our goodwill may be determined, in large part, by reference to the market price of our ADSs, which suffered a significant decline since the publication of the negative results of our Phase 3 pivotal trial and could decline further. Therefore, because we hold, and expect to continue to hold, substantial amounts of cash, there is a significant risk that we will be a PFIC under the assets test due to our decreased market capitalization and the volatility of our ADSs price. In addition, there is no assurance that the Internal Revenue Service will not assert that for purposes of the assets test a portion of our goodwill is not an active asset, in which case our risk of being or becoming a PFIC will increase. Further, it is not entirely clear how the income test should apply to a company like us and we may be a PFIC for any taxable year if the amount of our interest and other passive income constitutes 75% or more of our overall gross income as calculated for U.S. federal income tax purposes (generally, gross receipts minus cost of goods sold). Moreover, as we are considering strategic alternatives to our business model, the composition of our income and assets may change. For these reasons, and since a company’s annual PFIC status can be determined only after the end of each taxable year, we cannot express a view as to whether we will be a PFIC for the current or any future taxable year. U.S. investors should therefore invest in our ADSs only if they are willing to bear the U.S. federal income tax consequences of an investment in a PFIC.

We intend to post on our website the information necessary for a U.S. investor to make a qualifying electing fund (“QEF”) election with respect to us and each Lower-tier PFIC (as defined below) that is wholly-owned by us, for the current or any future taxable year, if (i) our investment income constitutes 75% or more of our gross receipts for such taxable year, or (ii) we otherwise determine that we were a PFIC for such taxable year. However, no assurance can be given that information necessary to make a QEF election will be available with respect to any Lower-tier PFIC (as defined below) that we will not wholly-own. If we are a PFIC for any taxable year, the consequences to any U.S. Holder will depend on whether the U.S. Holder makes a valid QEF election or mark-to-market election as described below.

Under attribution rules, if we were a PFIC for any taxable year and had any subsidiaries or other entities in which we held a direct or indirect equity interest that were also PFICs (“Lower-tier PFICs”), U.S. Holders would be deemed to own their proportionate share of any such Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the following paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holders held such shares or equity interests directly, even if the U.S. Holders would not receive the proceeds of those distributions or dispositions.

If we are a PFIC for any taxable year during which a U.S. Holder owns our ADS or Ordinary Shares, an adverse tax regime will generally apply to the U.S. Holder. Generally, gain recognized upon a taxable disposition (including, under certain circumstances, a pledge) of our ADSs or Ordinary Shares by the U.S. Holder will be allocated ratably over the U.S. Holder’s holding period for such ADSs or Ordinary Shares. The amounts allocated to the taxable year of disposition and to taxable years prior to the first taxable year in which we are a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as applicable, and an interest charge will be imposed on the resulting tax liability for each such year. Further, to the extent that any distribution received by a U.S. Holder on our ADSs or Ordinary Shares exceeds 125% of the average of the annual distributions received on such ADSs or Ordinary Shares during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owns ADSs or Ordinary Shares, we generally will continue to be treated as a PFIC with respect to such U.S. Holder’s ADSs or Ordinary Shares unless (a) we cease to be a PFIC and (b) the U.S. Holder makes a deemed sale election under the PFIC rules, which may result in recognition of gain (but not loss) taxable under the PFIC rules described above, without the receipt of any corresponding cash. U.S. Holders should consult their tax advisers regarding the advisability of making a deemed sale election in their particular circumstances if we are a PFIC for any taxable year and no timely QEF election is made with respect to us.

Alternatively, a U.S. Holder may be able to make a QEF election to treat us (and each Lower-tier PFIC the equity of which we may own in the future) as a qualified electing fund from the first taxable year in which we are treated as a PFIC during the U.S. Holder’s holding period. A U.S. Holder must make the QEF election by attaching a properly completed IRS Form 8621 (for us and any Lower-tier PFIC) to the U.S. Holder’s timely filed U.S. federal income tax return. A U.S. Holder that makes a QEF election valid for a taxable year that is not our first taxable year in we are a PFIC will be subject to the rules described in the preceding paragraph with respect to our prior taxable years in which we were a PFIC, unless the U.S. Holder makes a deemed sale election and recognizes any gain under the general PFIC rules described above with respect to the appreciation in the value of the U.S. Holder’s ADSs or Ordinary Shares attributable to such prior taxable years.

If a U.S. Holder makes a QEF election with respect to a PFIC, the U.S. Holder will be taxed on its pro-rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC. If a U.S. Holder makes a QEF election with respect to us, any distributions we pay out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF election will not be taxable again to the U.S. Holder. A U.S. Holder will increase its tax basis in its ADSs or Ordinary Shares by an amount equal to any income included under the QEF election and will decrease its tax basis by any amount distributed on the ADSs or Ordinary Shares that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ADSs or Ordinary Shares in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ADSs or Ordinary Shares, as determined in U.S. dollars. The ordinary income and net capital gain under the QEF rules are not includible in income of a U.S. Holder for any year that we are not a PFIC.

We currently do not expect to have significant ordinary earnings or net capital gain for any taxable year in which we may be a PFIC. Accordingly, it may be in a U.S. Holder’s interest to make a QEF election with respect to us. However, it is difficult to predict the nature and composition of our income and assets and the value of our assets in light of the volatile nature of earnings patterns of emerging pharmaceutical or biotechnology companies such as us as well as the uncertainty as to our business model in the future. Accordingly, U.S. Holders should note that if they make a QEF election with respect to us, they may be required to pay U.S. federal income tax with respect to their ADSs or Ordinary Shares for any taxable year in which we are treated as a PFIC and have a positive amount of earnings or net capital gains even if we do not make any distributions in such year. U.S. Holders should consult their tax advisers regarding the advisability of making a QEF election in their particular circumstances.

Alternatively, if we are a PFIC for any taxable year and if the ADSs are regularly traded on a qualified exchange, a U.S. Holder may be able to make a mark-to-market election with respect to our ADSs that would result in tax treatment different from the general tax treatment for PFICs described above. The ADSs will be treated as regularly traded in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq, where our ADSs are listed, is a qualified exchange for this purpose. There can be no assurance that our ADSs will be regularly traded. If a U.S. Holder makes the mark-to-market election, then for each year that we are a PFIC, the U.S. Holder generally will recognize as ordinary income the excess of the fair market value of the ADSs at the end of the taxable year over such ADSs’ adjusted tax basis, and will recognize an ordinary loss in respect of the excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the mark-to-market election, the U.S. Holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Once made, the election cannot be revoked without the consent of the IRS and thus will generally continue to apply unless the ADSs cease to be regularly traded on a qualified exchange. If a U.S. Holder makes a mark-to-market election for any taxable year after the first taxable year in which we are PFIC with respect to such U.S. Holder (and no QEF election is made), the general PFIC rules described above (other than under the QEF rules) will apply to any mark-to-market gain recognized in the year for which the election is made. In addition, if a U.S. Holder makes the mark-to-market election, any gain that the U.S. Holder recognizes on the sale or other disposition of ADSs in a taxable year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election, distributions paid on the ADSs will generally be treated as discussed under “— Taxation of Distributions” below. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances.

In particular, U.S. Holders should consider the impact of a mark-to-market election with respect to their ADSs given that we may in the future have Lower-tier PFICs, and there is no provision in the Code, Treasury regulations or other official guidance that would give U.S. Holders the right to apply a mark-to-market treatment to any Lower-tier PFIC the shares of which are not regularly traded.

If we are a PFIC for any taxable year during which a U.S. Holder owns ADSs or Ordinary Shares, the U.S. Holder will be required to file annual reports with the IRS, subject to certain exceptions. Failure to file such reports may result in substantial penalties and extension of any applicable statute of limitation period.

U.S. Holders should consult their tax advisers regarding the potential application of the PFIC rules to their investment in our ADSs and shares.

Taxation of Distributions

We currently do not expect to make distributions on our ADSs and Ordinary Shares. The following discussion is subject to the discussion above under “— Passive Foreign Investment Company Rules.” Any distributions paid on our ADSs or Ordinary Shares (other than certain pro-rata distributions of Ordinary Shares) will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid on our ADSs to certain non-corporate U.S. Holders may be taxable at a preferential tax rate applicable to “qualified dividend income,” provided that we are not (and are not treated with respect to the U.S. Holder) as a PFIC for our taxable year of the distribution or the preceding taxable year. However, as described under “— Passive Foreign Investment Company Rules” above, there is a significant risk that we may be a PFIC for our current or any future taxable year and accordingly, in making their investment decision U.S. Holders should assume that dividends we pay, if any, will not be treated as “qualified dividend income”. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code.

Dividend income will include any amounts withheld in respect of Israeli taxes, and generally will be treated as foreign source income constituting “passive category income” for foreign tax credit purposes. Dividends will generally be included in a U.S. Holder’s income on the date of actual or constructive receipt by the depositary (in the case of ADSs) or the U.S. Holder (in the case of Ordinary Shares). If any dividend is paid in foreign currency, the amount of dividend income will be the dividend’s U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss will generally be treated as U.S.-source ordinary income or loss.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Israeli taxes withheld from dividends on our ADSs or Ordinary Shares will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct foreign taxes in computing their taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition

This discussion is subject to the discussion above under “— Passive Foreign Investment Company Rules.” Gain or loss realized on the sale or other taxable disposition of our ADSs or Ordinary Shares will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has owned the ADSs or Ordinary Shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ADSs or Ordinary Shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. Israeli taxes on capital gains will generally not be eligible for foreign tax credits to the extent that the U.S. Holder is entitled to an exemption from such taxes under Israeli domestic law or the Treaty. U.S. Holders should consult their tax advisers with respect to the creditability or deductibility of Israeli taxes, if any, on disposition gains in their particular circumstances.

Information Reporting and Backup Withholding

Payments of distributions and sales proceeds that are made within the United States or through certain U.S. related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals and certain specified entities may be required to report information relating to the ADSs or Ordinary Shares or any non-U.S. accounts through which such ADSs or Ordinary Shares are held. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to our ADSs or Ordinary Shares.

UNDERWRITING

Aegis Capital Corp., or Aegis, is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated January     , 2021 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

Underwriter	Number of ADSs
Aegis Capital Corp.

Total

All references to representative and underwriters in this section are to Aegis Capital Corp.

The underwriters are committed to purchase all the ADSs offered by the Company, other than those covered by the over-allotment option to purchase additional ADSs described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ADSs offered by us in this prospectus supplement are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the ADSs subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters a 30-day over-allotment option to purchase up to an aggregate of additional ADSs at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional ADSs in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The representative has advised us that the underwriters propose to offer the ADSs to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer ADSs to securities dealers at that price less a concession of not more than $ per ADS. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

Total
	Per ADS	Without Over-Allotment Option	With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

In addition, we have also agreed to pay all expenses in connection with the offering, including, but not limited to, the following expenses: (a) all filing fees and communication expenses relating to the registration of the securities to be sold in the Offering (including the Option Shares) with the SEC; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Closing Shares and Option Shares on the Trading Market and such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of such securities under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representative may reasonably designate the costs, if any, of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Closing Shares and Option Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of preparing, printing and delivering the securities and the Offering documents; (g) fees and expenses of the Transfer Agent for the securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; and (j) a maximum of $50,000 for fees and expenses including “road show”, diligence and reasonable legal fees and disbursements for Underwriters’ counsel. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth above to be paid by the Company to the Underwriter.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, including amounts for which we agreed to reimburse the underwriters for certain of their expenses, will be approximately $        .

Lock-Up Agreements

Each of the Company’s directors and executive officers has agreed for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions, without the prior written consent of the representative, not to directly or indirectly: (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any ADS, Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADS, Ordinary Shares or Ordinary Share Equivalents of the Company or any of its subsidiaries (the “Restricted Securities”) owned either of record or beneficially (as defined in the Exchange Act) by the undersigned on the date hereof or hereafter acquired, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Restricted Securities or any securities convertible into or exercisable or exchangeable for Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise, (3) publicly announce an intention to do any of the foregoing, or (4) make any demand for or exercise any right with respect to, the registration of any Restricted Securities.

In addition, the company has agreed that that, without the prior written consent of the representative, it will not, during the period ending 45 days after the date of this prospectus supplement, (1) issue, offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities below the public offering price for this offering; (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (3) effect or enter into an agreement to effect any issuances of Restricted Securities involving an at-the-market offering or variable rate transaction; except for the adoption of an equity incentive plan and the grant of options and/or restricted stock grants thereunder, and the filing of a registration statement on Form S-8, or the issuance of shares in connection with an acquisition or a strategic relationship which may include the sale of equity securities, provided that none of such shares shall be saleable in the public market until the expiration of a 90 day period, or (iv) any issuances of shares above the public offering price listed on the cover of this prospectus.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase ADSs so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ADSs while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of ADSs in excess of the number of ADSs the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of ADSs over-allotted by the underwriters is not greater than the number of ADSs that they may purchase in the over-allotment option. In a naked short position, the number of ADSs involved is greater than the number of ADSs in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing ADSs in the open market.

Syndicate covering transactions involve purchases of ADSs in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ADSs to close out the short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared with the price at which they may purchase ADSs through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ADSs originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ADSs. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.

Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Gross & Co., Tel-Aviv, Israel Certain matters concerning this offering will be passed upon for us by Davis Polk Wardwell LLP, New York, New York. Certain matters will be passed upon for the underwriter by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-37353). These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•        our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on June 12, 2020;

•        reports on Form 6-K filed on January 13, 2020, January 16, 2020 (two filings), February 5, 2020 (excluding the statements of Dr. Tamar Ben-Yedidia, the Chief Scientist, contained in Exhibit 99.1 thereto), February 10, 2020, February 25, 2020, March 19, 2020 (excluding the statements of Dr. Ron Babecoff, President and CEO, contained in Exhibit 99.1 thereto), March 24, 2020 (excluding the statements of Mark Germain, Chairman of the Board of Directors, and Dr. Ron Babecoff, President and CEO, contained in Exhibit 99.1 thereto), April 30, 2020, May 4, 2020, May 20, 2020, June 10, 2020 (excluding the statements of Dr. Tamar Ben-Yedidia, the Chief Scientist, contained in Exhibit 99.1 thereto), June 12, 2020, July 1, 2020 (two filings) (excluding the statements of Dr. Tamar Ben-Yedidia, the Chief Scientist, contained in Exhibit 99.1 to the second filing on this date), July 28, 2020, August 5, 2020, August 17, 2020, August 24, 2020, September 2, 2020, October 2, 2020 (two filings), October 23, 2020 (excluding the statements of Dr. Ron Babecoff, President and CEO, contained in Exhibit 99.1 thereto), January 21, 2021 (excluding the statements of Mark Germain, Chairman of the Board of Directors, Amir Reichman, CEO, and Dr. Ron Babecoff, President and CEO, contained in Exhibit 99.1 thereto) and January 28, 2021 and the amended report on Form 6-K/A filed on February 10, 2020; and

•        the description of our Ordinary Shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on April 20, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to BiondVax Pharmaceuticals Ltd., Jerusalem BioPark, 2nd Floor, Hadassah Ein Kerem Campus, Jerusalem, Israel, Attn: Uri Ben Or, telephone number +972 8-930-2529. You may also obtain information about us by visiting our website at www.biondvax.com. Information contained in our website is not part of this prospectus.

PROSPECTUS

$150,000,000

American Depository Shares representing Ordinary Shares
Offered by the Company

BIONDVAX PHARMACEUTICALS LTD.

___________________

We may offer and sell to the public from time to time in one or more series or issuances up to $150,000,000 in the aggregate of American Depositary Shares (“ADSs”). Each ADS represents 40 ordinary shares.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are traded on the Nasdaq Capital Market under the symbol “BVXV.” The last reported sale price for our ADSs on July 28, 2020 as quoted on the Nasdaq Capital Market was $31.41 per share.

___________________

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information — Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is August 10, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

In this prospectus, unless the context otherwise requires:

•        references to “BiondVax,” the “Company,” “us,” “we” and “our” refer to BiondVax Pharmaceuticals Ltd. (the “Registrant”), an Israeli company;

•        references to “ordinary shares,” “our shares” and similar expressions refer to the Registrant’s ordinary shares, no par value;

•        references to “ADS” refer to the Registrant’s American Depositary Shares;

•        references to “dollars,” “U.S. dollars” and “$” are to United States Dollars;

•        references to the “Companies Law” are to Israel’s Companies Law, 5759-1999, as amended; and

•        references to the “SEC” are to the United States Securities and Exchange Commission.

ABOUT THE COMPANY

Overview

BiondVax Pharmaceuticals Ltd is a clinical stage biopharmaceutical company focused on developing and, ultimately, commercializing immunomodulation therapies for infectious diseases. Our current product candidate, M-001, is a synthetic peptide-based protein targeting both multi-strain seasonal and pandemic strains of the influenza virus. Unlike existing seasonal influenza vaccines which target only three or four existing influenza strains, M-001 is designed to provide broad protection against multiple existing and future influenza strains. As a result, we believe that M-001 has the potential to become an attractive alternative to existing influenza vaccines.

We intend to seek regulatory approvals to market M-001 for the indication of a vaccine intended to prevent influenza disease.

We are conducting a placebo-controlled, blinded, pivotal, clinical efficacy Phase 3 trial in 83 clinical trial sites in seven eastern European countries, subject, among others, to the regulations of the European Medicines Agency (EMA). In March 2018 we entered into a master service agreement and work order with a European contract research organization, or CRO, to conduct this first pivotal clinical efficacy Phase 3 trial of M-001. Launched in August 2018, the primary endpoints of this trial are to demonstrate safety of M-001 and the clinical efficacy conferred by M-001 administration, measured by reduction of confirmed flu illness cases in the vaccinated group versus placebo. A secondary endpoint will assess reduction in flu illness severity among those receiving M-001 versus placebo. In July 2020 we announced that all participants in the trial completed their site visits. In total, over 12,400 volunteers aged 50+ (with half aged 65+) were enrolled in the trial over the 2018/19 and 2019/20 flu seasons. The Data Safety Monitoring Board, or DSMB, met in January 2019 in Warsaw, Poland, to review the safety data for our first cohort available at that time and notified us that they have no safety concerns and recommended that the study continue as planned. We currently anticipate announcing the Phase 3 trial results in late September to the end of October this year based on the schedule of current operational activities. However, there are no assurances that this timetable will be met in the event that we encounter any delays.

In addition, in November 2017 we entered into a Phase 2 clinical trial agreement in the U.S. for the administration of M-001 with the National Institute of Allergy and Infectious Diseases (NIAID), one of the institutes and centers that make up the National Institutes of Health (NIH), an agency of HHS. In April 2018 we reported the first participant enrollment in this clinical trial. In February 2020, preliminary data regarding the Phase 2 clinical trial was published by NIAID, and NIAID completed the clinical study report (CSR) in June 2020. Both primary objectives of the trial, to assess the safety and T cell immune responses to M-001, were achieved. The CSR concludes that “M-001 was safe in this study” and that “M-001 induced significant polyfunctional T cell responses.”

In addition to these ongoing clinical trials, we completed two Phase 1/2 clinical trials and three Phase 2 clinical trials in Israel pursuant to clinical trial protocols approved by the Israeli Ministry of Health, and a Phase 2b clinical trial in Europe. An aggregate of 698 adults between the ages of 18 to 65 and older participated in these clinical trials. Because our product candidate is a vaccine, we conducted our Phase 1/2 clinical trials on healthy participants to test both safety of M-001 as our primary endpoint and the immunogenicity of M-001 as our secondary endpoint. Results from all our Phase 1/2 and Phase 2 clinical trials indicated that M-001 was well tolerated and safe across all treatment groups and that M-001 induced an immune response to a broad range of influenza strains.

Corporate Information

Our legal and commercial name is BiondVax Pharmaceuticals Ltd. We were incorporated on July 22, 2003 and were registered as a private company limited by shares under the laws of the State of Israel. Our American Depositary Shares (“ADSs”) are traded on the Nasdaq Capital Market under the symbol “BVXV”. Each ADS represents 40 ordinary shares.

Our principal executive offices are located at Jerusalem BioPark, 2nd Floor, Hadassah Ein Kerem Campus, Jerusalem, Israel, and our telephone number is 972-8-930-2529. Our website address is http://www.biondvax.com. The information on our website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption “Item 3: Key Information — Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ADSs to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ADSs as shall have a maximum aggregate offering price of $150,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

FORWARD-LOOKING STATEMENTS

Some of the statements under the sections entitled “Item 3. Key Information — Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” and elsewhere in this Annual Report on Form 20-F constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, but these are not the only ways these statements are identified. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, the section of this annual report on Form 20-F entitled “Item 4. Information on the Company” contains information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Readers are encouraged to consult the Company’s filings made on Form 6-K, which are periodically filed with or furnished to the SEC.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•        the initiation, timing, progress and results of our clinical trials;

•        the clinical development, commercialization and market acceptance of our product candidate;

•        our receipt of regulatory approvals for our product candidate, and the timing of other regulatory filings and approvals;

•        our ability to obtain and maintain ongoing regulatory requirements, even if our product candidate receives marketing approvals;

•        our ability to maintain and expand our intellectual property in connection with our product candidate;

•        our ability to compete with other current influenza vaccines or other competing product candidates;

•        estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and

•        the impact of pandemics such as Novel Coronavirus Disease 2019, or COVID-19, on our business and financial condition.

You should review carefully the risks and uncertainties described under the heading “Risk Factors” in this prospectus for a discussion of these and other risks that relate to our business and investing in our ADSs. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

CAPITALIZATION

The table below sets forth our total capitalization as of March 31, 2020. The financial data in the following table should be read together with our financial statements and notes thereto incorporated by reference herein.

As of March 31, 2020 Actual
(in thousands)
Ordinary shares, no par value	$—
Additional paid-in capital	73,697
Accumulated deficit	(90,893)
Total shareholders’ equity	(17,196)
Total capitalization	$(17,196)

OFFER AND LISTING DETAILS

Our ADSs have been trading on the Nasdaq Capital Market under the symbol “BVXV” from May 18, 2015.

USE OF PROCEEDS

Except as otherwise indicated in an accompanying prospectus supplement, we currently intend that the net proceeds from the sale of securities will be used for general corporate purposes, which may include working capital, research and development activities, regulatory matters, or other related purposes, and pre-commercialization and commercialization activities. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our articles of association and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

For a complete description, you should read our articles of association, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description is qualified in its entirety by reference to our articles of association and applicable law.

General

As of July 15, 2020 our authorized share capital consists of 600,000,000 ordinary shares, no par value. As of July 15, 2020 there 11,520,566 ADSs (representing 460,822,640 Ordinary Shares) issued and outstanding. As of July 15, 2020, we had issued and outstanding, outstanding options to purchase an aggregate of 556,735 ADSs with the latest expiration date of these options being June , 2030 and 43,167 restricted share units. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights. Our ordinary shares are not listed on any national stock exchange. No preferred shares are issuable, issued and outstanding.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-343610-5. Our purpose as set forth in our articles of association is to engage in any lawful activity, include every lawful purpose in the biotechnology field.

Voting Rights

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. The board of directors shall determine and provide a record date for each shareholders meeting and all shareholders at such record date may vote. Unless stipulated differently in the Companies Law or in the articles of association, all shareholders’ resolutions shall be approved by a simple majority vote. Except as otherwise disclosed herein, an amendment to our articles of association requires the prior approval of the holders of at least 75% of our shares, represented and voting at a general meeting.

Transfer of Shares

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or Israeli law, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

The Powers of the Directors

Our board of directors shall direct the Company’s policy and shall supervise the performance of the Company’s Chief Executive Officer. Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Amendment of share capital

Our articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits and an issuance of shares for less than their nominal value, require a resolution of our board of directors and court approval.

Dividends

Under Israeli law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is determines that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors under the Israeli Companies Law.

Under our articles of association, our board of directors must consist of at least three and not more than eleven directors, including any external directors required by Israeli law. Our board of directors currently consists of ten members, including our non-executive Chairman of the board of directors. Our directors, excluding the external directors, may be divided into three groups, as nearly equal in number as practicable, with staggered three-year terms. group A, group B and group C shall each consist of one-third of the directors, constituting our entire board of directors (other than the external directors). At each annual meeting, the three-year duration of service of one group of directors shall expire and the directors of such group will stand for election. Each of the directors or the successors elected to replace the directors of a group whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting held after the date of his or her election and until his or her respective successor is elected. If no directors are appointed at the annual meeting, the directors appointed at the previous annual meeting will continue their service. Directors whose service period has ended may be appointed again.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and in any event no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our articles of association provide that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one quarter of the directors then in office; or (ii) one or more shareholders holding, in the aggregate either (a) 5% of our issued share capital and 1% of our outstanding voting power, or (b) 5% of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors. Furthermore, the Companies Law and our articles of association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•        amendments to our articles of association;

•        appointment or termination of our auditors;

•        appointment of directors and appointment and dismissal of external directors;

•        approval of acts and transactions requiring general meeting approval pursuant to the Companies Law;

•        director compensation, indemnification and change of the principal executive officer;

•        increases or reductions of our authorized share capital;

•        a merger;

•        the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management; and

•        authorizing the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorize the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority.

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

The quorum required for our general meetings of shareholders consists of one or more shareholders present in person, by proxy or by other voting instrument in accordance with the Companies Law who hold or represent, in the aggregate, at least 10% of the total outstanding voting rights, within half an hour from the appointed time.

A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or on a later date if so specified in the summons or notice of the meeting. At the reconvened meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by applicable law or by another provision of the articles of association.

Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a written ballot in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

•        an appointment or removal of directors;

•        an approval of transactions with office holders or interested or related parties, that require shareholder approval;

•        an approval of a merger;

•        authorizing the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorize the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority;

•        any other matter that is determined in the articles of association to be voted on by way of a written ballot. Our articles of association do not stipulate any additional matters; and

•        other matters which may be prescribed by Israel’s Minister of Justice.

The provision allowing the vote by written ballot does not apply where the voting power of the controlling shareholder is sufficient to determine the vote.

The Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing the company’s registered capital, mergers and approval of certain interested or related party transactions. A shareholder also has a general duty to refrain from depriving any other shareholder of its rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that its vote can determine the outcome of a shareholder vote and any shareholder who, under such company’s articles of association, can appoint or prevent the appointment of an office holder or other power towards the company, is required to act with fairness towards the company. The Companies Law does not describe the substance of this duty except that the remedies generally available upon a breach of contract will also apply to a breach of the duty to act with fairness, and, to the best of our knowledge, there is no binding case law that addresses this subject directly.

Under the Companies Law, unless provided otherwise in a company’s articles of association, a resolution at a shareholders meeting requires approval by a simple majority of the voting rights represented at the meeting, in person, by proxy or written ballot, and voting on the resolution. Generally, a resolution for the voluntary winding up of the company requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Access to Corporate Records

Under the Companies Law, all shareholders of a company generally have the right to review minutes of the company’s general meetings, its shareholders register and principal shareholders register, articles of association, financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar and the ISA. Any of our shareholders may request to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise prejudice our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer). However, a shareholder that had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, whether or not such shareholder agreed to the tender or not, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights, so long as prior to the acceptance of the full tender offer, the acquirer and the company disclosed the information required by law in connection with the full tender offer. If the shareholders who did not accept the tender offer hold 5% or more of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Companies Law is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting rights in the company, if there is no other shareholder of the company who holds 45% or more of the voting rights in the company, unless one of the exemptions in the Companies Law is met.

A special tender offer must be extended to all shareholders of a company, but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements may not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange, include provisions limiting the percentage of control which may be acquired or that the purchaser is required to make a tender offer to the public. However, the Israeli Securities Authority’s opinion is that such leniency does not apply with respect to companies whose shares are listed for trading on stock exchanges in the United States, including the NASDAQ Capital Market, which do not provide for sufficient legal restrictions on obtaining control or an obligation to make a tender offer to the public, therefore the special tender offer requirements shall apply to such companies.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date of this annual report, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our articles of association which requires the prior approval of the holders of at least 75% of our shares at a general meeting. In addition, the rules and regulations of the TASE also limit the terms permitted with respect to a new class of shares and prohibit any such new class of shares from having voting rights. Shareholders voting in such meeting will be subject to the restrictions provided in the Companies Law as described above.

Transfer Agent and Depositary

The transfer agent and registrar for our ordinary shares is Vstock Transfer, LLC. Our ADRs were issued pursuant to a Depositary Agreement entered into with The Bank of New York Mellon., which acts as depositary.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, registered and delivered American Depositary Shares, also referred to as ADSs. Each ADS represents forty (40) ordinary shares (or a right to receive forty (40) ordinary shares) deposited with the principal Tel Aviv office of either of Bank Leumi or Bank Hapoalim, as custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or DRS, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company, or DTC, under which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash.    The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes, or other required governmental charges. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares.    The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It may sell ordinary shares which would require it to deliver a fraction of an ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.    If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions.    The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary will have a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting sufficiently in advance to withdraw the shares.

The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, subject to the laws of Israel and of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed or as described in the following sentence. If we ask the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

•        we do not wish to receive a discretionary proxy;

•        there is substantial shareholder opposition to the particular question; or

•        the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our shares • Reclassify, split up or consolidate any of the deposited securities	The cash, ordinary shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.
• Distribute securities on the ordinary shares that are not distributed to you • Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed from the date on which the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•        are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•        are not liable if we are or it are prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•        are not liable if we or it exercise discretion permitted under the deposit agreement;

•        are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•        have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•        are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•        may rely upon any documents we believe or it believe in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•        payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•        satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•        compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•        when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•        when you owe money to pay fees, taxes and similar charges; or

•        when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that DRS and the Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•        through agents;

•        to or through one or more underwriters on a firm commitment or agency basis;

•        through put or call option transactions relating to the securities;

•        in “at the market offerings” into an existing trading market, on an exchange or otherwise;

•        through broker-dealers;

•        directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•        through any other method permitted pursuant to applicable law; or

•        through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•        A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•        A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•        A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, our ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ADSs sold will be sold at prices related to the then prevailing market prices for ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of ADSs. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.

EXPERTS

The financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-37353). These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•        our Annual Report on Form 20-F for the fiscal year ended on December 31, 2019, filed with the SEC on June 12, 2020.

•        reports on Form 6-K furnished to the Commission on June 12, 2020 and on July 1, 2020 (two reports).

•        the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on April 20, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to BiondVax Pharmaceuticals Ltd., Jerusalem BioPark, 2nd Floor, Hadassah Ein Kerem Campus, Jerusalem, Israel, Attn: Uri Ben Or, telephone number +972 8-930-2529. You may also obtain information about us by visiting our website at www.biondvax.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue, Suite 204, Newark, Delaware.

We have been informed by our legal counsel in Israel, Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•        the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•        the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•        the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

•        the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•        the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•        the judgment was obtained by fraud;

•        the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•        the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•        the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•        at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$19,470
FINRA fees	$23,000
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

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*        To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

American Depositary Shares representing         Ordinary Shares

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PRELIMINARY PROSPECTUS SUPPLEMENT

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Aegis Capital Corp.

January         , 2021